                                                                     EXHIBIT 3.1

                           FOURTH AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT


                                       OF


                            EAST COAST POWER L.L.C.,

                      A DELAWARE LIMITED LIABILITY COMPANY

                                TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                ----

ARTICLE 1:  DEFINITIONS                                                                                           3

         1.01     Definitions.....................................................................................3
         1.02     Construction...................................................................................15

ARTICLE 2:  ORGANIZATION                                                                                         15

         2.01     Formation; Construction........................................................................15
         2.02     Name...........................................................................................15
         2.03     Registered Office; Registered Agent; Principal Office and Other Offices........................15
         2.04     Purposes.......................................................................................16
         2.05     Foreign Qualification..........................................................................16
         2.06     Term...........................................................................................16

ARTICLE 3:  MEMBERSHIP; DISPOSITIONS OF INTERESTS                                                                16

         3.01     Members........................................................................................16
         3.02     Representations, Warranties and Covenants......................................................18
         3.03     Dispositions of Membership Interests...........................................................20
         3.04     Creation of Additional Membership Interests....................................................22
         3.05     Access to Information..........................................................................23
         3.06     Confidential Information.......................................................................23
         3.07     Liability to Third Parties.....................................................................24
         3.08     Certificates...................................................................................24

ARTICLE 4:  CAPITAL CONTRIBUTIONS                                                                                25

         4.01     Subsequent Capital Contributions...............................................................25
         4.02     Return of Contributions........................................................................25
         4.03     Loans..........................................................................................25
         4.04     Capital Accounts...............................................................................25

ARTICLE 5:  ALLOCATIONS AND DISTRIBUTIONS                                                                        26

         5.01     Distributions.  Distributions to the Members shall be made as follows:.........................26
         5.02     Failure to Make Distributions..................................................................26
         5.03     Distributions on Dissolution and Winding Up....................................................27
         5.04     Allocations....................................................................................27
         5.05     Additional Allocations.........................................................................28
         5.06     Allocations for Tax Purposes...................................................................30

ARTICLE 6:  MANAGEMENT                                                                                           31

         6.01     Management of Company Affairs..................................................................31
         6.02     Standards of Performance and Conflicts of Interest.............................................34
         6.03     Indemnification................................................................................35

ARTICLE 7:  TAXES                                                                                                36

         7.01     Tax Returns....................................................................................36

         7.02     Tax Elections..................................................................................37
         7.03     Tax Matters Member.............................................................................37
         7.04     Fiscal Year....................................................................................37

ARTICLE 8:  BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS                                                           37

         8.01     Maintenance of Books...........................................................................37
         8.02     Bank Accounts..................................................................................37
         8.03     Reports and Information........................................................................37
         8.04     Conduct of Business............................................................................38

ARTICLE 9:  DISSOLUTION, WINDING-UP AND TERMINATION                                                              39

         9.01     Dissolution....................................................................................39
         9.02     Winding-Up and Termination.....................................................................40
         9.03     Certificate of Cancellation....................................................................40

ARTICLE 10:  GENERAL PROVISIONS                                                                                  40

         10.01    Notices........................................................................................40
         10.02    Entire Agreement; Superseding Effect...........................................................41
         10.03    Effect of Waiver or Consent....................................................................41
         10.04    Amendment or Restatement.......................................................................41
         10.05    Binding Effect.................................................................................42
         10.06    Governing Law; Severability....................................................................42
         10.07    Further Assurances.............................................................................42
         10.08    Waiver of Certain Rights.......................................................................43
         10.09    Characterization of Interests..................................................................44
         10.10    Counterparts...................................................................................44


EXHIBITS:

A        Members
B        Form of Certificate
C        Restructuring Distribution
D        Capital Account Balances

                           FOURTH AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                            EAST COAST POWER L.L.C.,

                      A DELAWARE LIMITED LIABILITY COMPANY



This FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF EAST COAST POWER L.L.C. (this "Agreement"), dated as of March 23, 2001, is adopted, executed and agreed to, for good and valuable consideration, by MESQUITE INVESTORS, L.L.C., a Delaware limited liability company ("MESQUITE"), BONNEVILLE PACIFIC CORPORATION, a Delaware corporation ("MESQUITE AFFILIATE"), and EAST COAST POWER HOLDING COMPANY L.L.C., a Delaware limited liability company ("ECP HOLDING").

                                    RECITALS

1. East Coast Power L.L.C. (the "COMPANY") was formed as a Delaware limited liability company on December 18, 1998 (the "FORMATION DATE"), by the filing of a Certificate of Formation (the "DELAWARE CERTIFICATE") with the Delaware Secretary of State. Joint Energy Development Investments II Limited Partnership, a Delaware limited partnership ("JEDI II"), was admitted to the Company as the initial Member, effective as of the Formation Date, pursuant to that certain Limited Liability Company Agreement of the Company, dated as of the Formation Date (the "ORIGINAL AGREEMENT").

2. Effective as of February 4, 1999 (the "FIRST RESTATEMENT DATE"), Enron North America Corp. (formerly known as Enron Capital & Trade Resources Corp.), a Delaware corporation ("ENA"), and California Public Employees' Retirement System, a unit of the State and Consumer Services Agency of the State of California ("CALPERS"), were admitted to the Company as Members, and the Original Agreement was amended and restated, pursuant to that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of the First Restatement Date (as amended, the "FIRST RESTATED AGREEMENT"). Pursuant to the First Restated Agreement, JEDI II became the sole Class A Member having a 90% Sharing Ratio; and each of ENA and CalPERS became a Class B Member having a 5% Sharing Ratio each.

3. ENA assigned all of its Membership Interest in the Company to its wholly-owned subsidiary, ECT Merchant Investments Corp., a Delaware corporation ("ECT MERCHANT"), and ECT Merchant assigned all of its Membership Interest in the Company to JEDI II.

4. JEDI II assigned all of its Membership Interest in the Company to its wholly-owned subsidiary, ECP Holding.

5. Pursuant to that certain Purchase Agreement dated as of August 2, 1999 between ECP Holding and Mesquite (the "1999 PURCHASE AGREEMENT"), ECP Holding sold to Mesquite a 49% Membership Interest in the Company.

6. Effective as of August 2, 1999 (the "SECOND RESTATEMENT DATE"), Mesquite was admitted to the Company as a Member, and the First Restated Agreement was amended and restated, pursuant to that certain Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of the Second Restatement Date. Pursuant to the Second Restated Agreement, each of ECP Holding and Mesquite became a Class A Member having a Sharing Ratio of 45.9% and 44.1%, respectively; each of ECP Holding and Mesquite became a Class B Member having a Sharing Ratio of 0.1% and 4.9%, respectively; and CalPERS continued as a Class B Member having a Sharing Ratio of 5%. ECP Holding, Mesquite, and CalPERS executed that certain Amendment No. 1 to Second Amended and Restated Limited Liability Company Agreement dated as of June 30, 2000 (as amended, the "SECOND RESTATED AGREEMENT"). On November 16, 2000, JEDI II acquired all of CalPERS' Class B Membership Interest in the Company and contributed that Class B Membership Interest to ECP Holding, thereby increasing ECP Holding's Class B Sharing Ratio to 5.1%.

7. On December 18, 2000, Mesquite, ECP Holding, El Paso, Enron, ENA, and JEDI
II entered into that certain Transaction Agreement, as amended (the "TRANSACTION AGREEMENT"), pursuant to which, Mesquite, and ECP Holding agreed to admit Mesquite Affiliate as a Member and Mesquite and Mesquite Affiliate each agreed to make certain Capital Contributions to the Company. On February 22, 2001, Mesquite, Mesquite Affiliate, and ECP Holding executed Amendment No. 2 to Second Amended and Restated Limited Liability Company Agreement ("AMENDMENT NO. 2") whereby (A) Mesquite made its Capital Contribution to the Company and increased the Sharing Ratio of its Class A Membership Interest in the Company to 45.53%,
(B) Mesquite Affiliate made its Capital Contribution to the Company and was admitted and became a Class A Member with a .9% Sharing Ratio in the Company, and (C) ECP Holding's Sharing Ratio for its Class A Membership Interest was reduced to 43.57%.

8. Also pursuant to the Transaction Agreement, Mesquite acquired, on even date herewith, all of ECP Holding's remaining Class A Membership Interest with a 43.57% Sharing Ratio in the Company and a portion of ECP Holding's Class B Membership Interest in the Company which has a 4.1% Sharing Ratio in the Company. Following such transfer, (a) Mesquite owned a Class A Membership Interest in the Company with an 89.1% Sharing Ratio in the Company, and a Class B Membership Interest in the Company with a 9% Sharing Ratio in the Company, (b) Mesquite Affiliate owned a Class A Membership Interest in the Company with a .9% Sharing Ratio in the Company, and ECP Holding owned a Class B Membership Interest in the Company with a 1% Sharing Ratio in the Company.

9. Effective as of February 23, 2001(the "THIRD RESTATEMENT DATE"), Mesquite converted all of its Class A and Class B Membership Interests, and Mesquite Affiliate converted all of its Class A Membership Interests into new common Membership Interests (the "COMMON INTERESTS"), and ECP Holding converted all of its Class B Membership Interests into a new preferred Membership Interest (the "PREFERRED INTEREST").

10. Effective March 12, 2001, the Company completed acquisition of all third party interests in Cogen Technologies NJ Venture. As such, the Management Committee assumed full, complete and exclusive authority to act on behalf of the Company in its capacity as the managing member of JEDI Bayonne GP, L.L.C. ("BAYONNE GP") without resulting in a default under the governing documents of Bayonne GP or its Affiliates.

11. In connection with the execution of this Agreement, the parties desire to eliminate the Preferred Managers and the Preferred Management Committee and make other amendments related thereto.

NOW, THEREFORE, for good and valuable consideration, the Members hereby amend and restate the Third Restated Agreement, as amended, as follows:

                             ARTICLE 1: DEFINITIONS

         1.01 DEFINITIONS. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below (and grammatical variations of such terms have correlative meanings). Other terms defined in this Agreement have the meanings so given them.

"1935 ACT" has the meaning set forth in Section 3.02(m).

"1999 PURCHASE AGREEMENT" has the meaning set forth in Recital 5.

"ACT" means the Delaware Limited Liability Company Act.

"ACTIVITIES" has the meaning set forth in Section 6.02(b).

"ADJUSTED CAPITAL ACCOUNT" means a Capital Account determined and maintained for each Member throughout the term of this Agreement, the balance of which as of the end of the relevant taxable year shall be equal to such Member's Capital Account balance, modified as follows:

         (a) increased by the amount, if any, of such Member's share of the Minimum Gain of the Company as determined under Treasury Regulation
         Section 1.704-2(g)(1);

         (b) increased by the amount, if any, of such Member's share of the Minimum Gain attributable to Member Nonrecourse Debt of the Company pursuant to Treasury Regulation Section 1.704-2(i)(5);

         (c) increased by the amount, if any, of such Member's share of the Member's Modified 752 Share of Recourse Debt;

         (d) increased by the amount, if any, that such Member is treated as being obligated to contribute subsequently to the capital of the Company as determined under Treasury Regulation Section
         1.704-1(b)(2)(ii)(c);

         (e) decreased by the amount, if any, of cash that is reasonably expected to be distributed to such Member, but only to the extent that the amount thereof exceeds any offsetting increase in such Member's Capital Account that is reasonably expected to occur during (or prior to) the tax year during which such distributions are reasonably expected to be made as determined under Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(6); and

         (f) decreased by the amount, if any, of loss and deduction that is reasonably expected to be allocated to such Member pursuant to Code
         Section 704(e)(2) or 706(d), Treasury Regulation Section
         1.751-1(b)(2)(ii) or Treasury Regulation Section 1.704-1(b)(2)(iv)(k).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

"AFFILIATE" means (a) with respect to any Person, any other Person controlling, controlled by, or under common control with that first Person, and (b) in any event with respect to (i) Mesquite, each of El Paso and its Affiliates, but only so long as El Paso and its Affiliates control Mesquite or own (directly or indirectly) 10% or more of the voting securities or similar interests of Mesquite, and (ii) ECP Holding, each of Enron and its Affiliates, but only so long as Enron and its Affiliates control ECP Holding or own (directly or indirectly) 10% or more of the voting securities or similar interests of ECP Holding. The term "control" and correlative terms includes the possession, directly or indirectly and whether acting alone or in conjunction with others, of the authority to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or similar interests, by contract, or otherwise. Notwithstanding the foregoing, the Company shall not be considered an Affiliate of any Member, for purposes of this Agreement.

"AGREEMENT" has the meaning set forth in the introductory paragraph.

"AMENDMENT NO. 2" has the meaning set forth in Recital 7.

"ASSIGNEE" means any Person that acquires a Membership Interest or any portion thereof through a Disposition; provided, however, that an Assignee shall have no right to be admitted to the Company as a Member except in accordance with
Section 3.03(b).

"BANKRUPTCY" or "BANKRUPT" means with respect to any Person, that (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses
(i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person's assets; or (b) against such Person, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law has been commenced and 120 Days have expired without dismissal thereof or with respect to which, without such Person's consent or acquiescence, a trustee, receiver, or liquidator of such

Person or of all or any substantial part of such Person's assets has been appointed and 90 Days have expired without the appointment's having been vacated or stayed, or 90 Days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

"BAYONNE PLANT" means the 176-megawatt gas-fired, combined cycle cogeneration facility, and any related facilities or expansions, located in Bayonne, New Jersey.

"BUSINESS DAY" means any day other than a Saturday, a Sunday, or other day on which commercial banks in New York, New York or Houston, Texas are authorized or required by law to close.

"CALPERS" has the meaning set forth in Recital 2.

"CAMDEN COGEN" means Camden Cogen L.P., a Delaware limited partnership

"CAMDEN PLANT" means the 146-megawatt gas-fired, combined cycle cogeneration facility, and any related facilities or expansions, located in Camden, New Jersey.

"CAPITAL ACCOUNT" means the account to be maintained by the Company for each Member in accordance with Section 4.04.

"CAPITAL CONTRIBUTION" means, with respect to any Member, the amount of money and the net agreed value of any assets (other than money) contributed to the Company by the Member. Any reference in this Agreement to the Capital Contribution of a Member shall include a Capital Contribution of its predecessors in interest.

"CARRYING VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

         (a) the Carrying Value of any asset contributed or deemed contributed by a Member to the Company shall be the gross fair market value of such asset at the time of contribution as determined by a majority of the Common Members;

         (b) the Carrying Value of any asset distributed or deemed distributed by the Company to any Member shall be adjusted immediately prior to such distribution to equal its gross fair market value at such time as determined by a majority of the Common Members;

         (c) the Carrying Values of all Company assets may be adjusted to equal their respective gross fair market values, as determined by the agreement or approval to a majority of the Common Members as of:

                  (i) the date of the acquisition of an additional interest in the Company by any new or existing Member in exchange for a contribution to the capital of the Company; or

                  (ii) upon the liquidation of the Company, or the distribution by the Company to a retiring or continuing Member of money or other Company property in reduction of such Member's interest in the Company pursuant to the terms of this Agreement;

         (d) any adjustments to the adjusted basis of any asset of the Company pursuant to Sections 734 or 743 of the Code shall be taken into account in determining such asset's Carrying Value in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(m); and

         (e) if the Carrying Value of an asset has been determined pursuant to clauses (a) through (d) above, such Carrying Value shall thereafter be adjusted in the same manner as would the asset's adjusted tax basis for federal income tax purposes, except that depreciation and amortization deductions shall be computed based on the asset's Carrying Value as so determined, and not on the asset's adjusted tax basis.

"CERTIFICATES" has the meaning set forth in Section 3.08(a).

"CLASS A MANAGER" means a Class A Manager of the Management Committee elected as provided in 6.01.

"CLASS B MANAGER" means a Class B Manager of the Management Committee elected as provided in 6.01.

"CODE" means the Internal Revenue Code of 1986, as amended.

"COMMON INTEREST" has the meaning set forth in Recital 9.

"COMMON MEMBER" means Mesquite, Mesquite Affiliate and any other Person hereafter admitted to the Company as a Common Member as provided in this Agreement, but such term does not include any Person who has ceased to be a Common Member of the Company.

"COMPANY" has the meaning set forth in Recital 1.

"COMPANY BASE AMOUNT" means an amount equal to (a) $1,694,193,625 plus (b) without duplication, the amount of all cash and the fair market value of all assets contributed by the Common Members to the Company after September 30, 2000, minus (c) without duplication, the amounts of all cash and the fair market value of all assets distributed from the Company to the Common Members after September 30, 2000, plus (d) 40% of the Net Income or Net Loss (expressed as a negative number) of the Company for the period from October 1, 2000 through December 31, 2000 and for each calendar year or part thereof thereafter until the occurrence of a Project Sale.

"CONED" means Consolidated Edison Company of New York, Inc., its successors and assigns, and any of their respective subsidiaries or Affiliates.

"DAY" means a calendar day; provided, however, that, if any period of Days referred to in this Agreement shall end on a Day that is not a Business Day, then the expiration of such period shall be automatically extended until the end of the first succeeding Business Day.

"DELAWARE CERTIFICATE" has the meaning set forth in Recital 1.

"DISPOSE, DISPOSING OR DISPOSITION" means, with respect to any asset (including a Membership Interest or any portion thereof), a sale, lease, assignment, transfer, conveyance, gift, exchange or other disposition of such asset, whether such disposition be voluntary, involuntary or by operation of Law, including the following: (a) in the case of an asset owned by a natural person, a transfer of such asset upon the death of its owner, whether by will, intestate succession or otherwise; (b) in the case of an asset owned by an entity, (i) a merger or consolidation of such entity (other than where such entity is the survivor thereof), (ii) a conversion of such entity into another type of entity, or (iii) a distribution of such asset, including in connection with the dissolution, liquidation, winding-up or termination of such entity; and (c) a disposition in connection with, or in lieu of, a foreclosure of an Encumbrance; but such terms shall not include the creation of an Encumbrance.

"DISSOLUTION EVENT" has the meaning set forth in Section 9.01.

"DISTRIBUTION DEFAULT" has the meaning set forth in Section 5.02.

"ECP HOLDING" has the meaning set forth in the introductory paragraph.

"ECT MERCHANT" has the meaning set forth in Recital 3.

"EFFECTIVE DATE" means the date and time that the Second Closing contemplated under the Transaction Agreement is completed.

"EL PASO" means El Paso Energy Corporation, a Delaware corporation.

"EL PASO MEMBER" means any Member that is (a) El Paso or a wholly-owned Affiliate of El Paso, or (b) Mesquite (for so long as it remains a Member and an Affiliate of El Paso), or (c) Mesquite Affiliate (for so long as it remains a Member and an Affiliate of Mesquite and Mesquite an Affiliate of El Paso).

"ENA" has the meaning set forth in Recital 2.

"ENCUMBER, ENCUMBERING, OR ENCUMBRANCE" means the creation of a security interest, lien, pledge, mortgage or other encumbrance, whether such encumbrance be voluntary, involuntary or by operation of Law.

"ENRON" means Enron Corp., an Oregon corporation.

"ENRON MEMBER" means any Member that is Enron, JEDI II (for so long as it remains an Affiliate of Enron) or a wholly-owned Affiliate of Enron or of JEDI II (for so long as JEDI II remains an Affiliate of Enron), including ECP Holding (for so long as it remains
(i) a Member and (ii) a wholly owned Affiliate (a) of Enron or (b) of JEDI II, so long as JEDI II remains an Affiliate of Enron).

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"FINANCIAL CLOSING" means (a) with respect to a Power Contract Restructuring, the earlier of (i) payment in full of the amounts due with respect to a Power Contract Restructuring, or (ii) 45 days after all conditions precedent to the full effectiveness of a Power Contract Restructuring have been satisfied or waived and (b) with respect to a Project Sale, the earlier of (i) payment in full of the amounts due with respect to a Project Sale, or (ii) 45 days after all conditions precedent to the full effectiveness of a Project Sale have been satisfied or waived.

"FIRST RESTATED AGREEMENT" has the meaning set forth in Recital 2.

"FIRST RESTATEMENT DATE" has the meaning set forth in Recital 2.

"FISCAL YEAR" has the meaning set forth in Section 7.04.

"FORMATION DATE" has the meaning set forth in Recital 1.

"GOVERNMENTAL AUTHORITY (OR GOVERNMENTAL)" means a federal, state, local or foreign governmental authority; a state, province, commonwealth, territory or district thereof; a county or parish; a city, town, township, village or other municipality; a district, ward or other subdivision of any of the foregoing; any executive, legislative or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council or other administrative body of any of the foregoing; any court or other judicial body; and any officer, official or other representative of any of the foregoing.

"INCLUDING" and "INCLUDES" means including, without limitation.

"INDEBTEDNESS" means without duplication, (a) all obligations of such Person for borrowed money of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any encumbrance on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all guarantees by such Person of Indebtedness of others, (g) all obligations of such Person to pay rent or other amounts under any lease or other right to use property, (h) all obligations of such Person in respect of interest rate hedge agreements, other interest rate swaps, collars or caps and other interest rate protection arrangements, foreign currency exchange agreements, commodity exchange, commodity future, commodity forward or commodity option agreement (including with respect to natural gas and electric power, but only if such agreement is for a term of longer than three months), or other interest or exchange rate or commodity hedging arrangements, and (i) all obligations of such Person as an account party in respect of letters of credit.

"INDEMNIFIED PERSON" has the meaning set forth in Section 6.03(a).

"INDENTURE" means the Indenture dated as of April 20, 1999, between the Company and The Bank of New York, as Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

"INVESTMENT COMPANY ACT" means Investment Company Act of 1940, as amended.

"JEDI II" has the meaning set forth in Recital 1.

"LAW" means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority having valid jurisdiction.

"LINDEN BASE AMOUNT" means an amount equal to (a) $1,146,593,742 plus (b) without duplication, the amount of all cash and the fair market value of all assets contributed by the Company or any Linden Subsidiary to any Linden Subsidiary after September 30, 2000, minus (c) without duplication, the amounts of all cash and the fair market value of all assets distributed from any Linden Subsidiary to the Company or any Linden Subsidiary after September 30, 2000, plus (d) 40% of the Net Income or Net Loss (expressed as a negative number) of the Company for the period from October 1, 2000 through December 31, 2000 and for each calendar year or part thereof thereafter until the occurrence of a Project Sale without regard to any items of income, gain, loss, deduction or credit attributable to any activities of the Subsidiaries of the Company other than the Linden Subsidiaries.

"LINDEN PLANT" means the 715-megawatt gas-fired, combined cycle cogeneration facility, and any related facilities or expansions, located in Linden, New Jersey.

"LINDEN SUBSIDIARY" means any Subsidiary of the Company that owns, either directly or indirectly, an ownership interest in the Linden Plant.

"LOAN DOCUMENTS" means (a) the Indenture and (b) the Notes and Security Documents (as such terms are defined in such Indenture); in each case as such documents may be amended, modified or supplemented from time to time, including amendments, modifications, supplements and restatements thereof giving effect to increases, renewals, extensions, refundings, deferrals, restructurings, replacements or refinancings with the same or different lenders of, or additions to, the arrangements provided in such Indenture.

"MANAGEMENT COMMITTEE" has the meaning set forth in 6.01.

"MANAGERS" shall mean those persons who are acting as Managers of the Company as selected by the Common Members in the manner set out in Section 6.01 below.

"MEMBER" means Mesquite, Mesquite Affiliate, ECP Holding, or any Person hereafter admitted to the Company as a Member as provided in this Agreement, but such term does not include any Person who has ceased to be a Member of the Company.

"MEMBER NONRECOURSE DEBT" means the same meaning as the term "partner nonrecourse debt" in Treasury Regulation Section 1.704-2(b)(4).

"MEMBER NONRECOURSE DEDUCTIONS" means the same meaning as the term "partner nonrecourse deductions" in Treasury Regulation Sections 1.704-2(i)(1) and 1.704-2(i)(2).

"MEMBERSHIP INTEREST" means, with respect to any Member, (a) that Member's status as a Member; (b) that Member's right to receive distributions from the Company; and (c) all other rights, benefits and privileges enjoyed by that Member (under the Act, this Agreement, or otherwise) in its capacity as a Member, including that Member's rights to vote, consent and approve and otherwise to participate in the management of the Company.

"MESQUITE" has the meaning set forth in the introductory paragraph.

"MESQUITE AFFILIATE" has the meaning set forth in the introductory paragraph.

"MINIMUM GAIN" means, with respect to each Nonrecourse Liability of the Company, the amount of gain the Company would realize if the property subject to such Nonrecourse Liability were disposed of for no consideration other than full satisfaction of the Nonrecourse Liability, determined in accordance with the rules set forth in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

"MODIFIED 752 SHARE OF RECOURSE DEBT" means of any Member, as of any date, the aggregate amount of economic risk of loss that such Member and all related persons to such Member are treated as bearing with respect to such liability pursuant to Treasury Regulation Section 1.752-2 with respect to any Company liability (or portion thereof) that is neither a Nonrecourse Liability nor a Company liability that is treated as a "member nonrecourse debt" under Treasury Regulation Section 1.704-2(b)(4) (determined, as of the date in question, by assuming, for purposes of Treasury Regulation Section 1.752-2, that the Company constructively liquidates on such date (within the meaning of Treasury Regulation Section 1.752-2) except that all Company properties shall be deemed thereunder to be transferred in fully taxable exchanges for an aggregate amount of cash consideration equal to their respective Carrying Values and such consideration shall be deemed thereunder to be used, in the appropriate order of priority, in full or partial satisfaction of all Company liabilities).

"NET INCOME AND NET LOSS" means respectively, for any period, the taxable income and taxable loss of the Company for the period as determined for federal income tax purposes, provided that for purpose of determining Net Income and Net Loss and each item thereof (and not for income tax purposes) (a) there shall be taken into account any tax exempt income of the Company; (b) any expenditures of the Company which are described in Section 705(a)(2)(B) of the Code or which are deemed to be described in Section 705(a)(2)(B) of the Code pursuant to Treasury

Regulations under Section 704(b) of the Code shall be treated as deductible expenses; (c) if any Company asset has a Carrying Value which differs from its adjusted tax basis as determined for federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be computed based upon the asset's Carrying Value rather than its adjusted tax basis; (d) items of gross income or deduction allocated pursuant to Section 5.05(b) - (g) shall be excluded from the computation of Net Income and Net Loss; (e) there shall be taken into account any separately stated items under Section 702(a) of the Code; and (f) if the Carrying Value of any Company asset is adjusted pursuant to the definition thereof, the amount of such adjustment shall be taken in to account in the taxable year of adjustment as gain or loss from the disposition of such asset for purposes of computing Net Income and Net Losses.

"NJ VENTURE" means Cogen Technologies NJ Venture, a New Jersey general partnership.

"NONRECOURSE DEDUCTIONS" means the excess, if any, of the net increase, if any, in the amount of Minimum Gain during a Fiscal Year over the aggregate amount of distributions during that Fiscal Year of proceeds of a Nonrecourse Liability, as defined in Treasury Regulation Sections 1.704-2(b)(i) and 1.704-2(c).

"NONRECOURSE LIABILITY" means a nonrecourse liability of the Company, as defined in Treasury Regulation Section 1.752-1(a)(2).

"NOTES" means the meaning specified in the Indenture.

"ORIGINAL AGREEMENT" has the meaning set forth in Recital 1.

"OTHER CONSIDERATION" means the fair market value of any non-cash consideration or deferred payments as reasonably determined in good faith by the Common Members using commonly accepted valuation techniques.

"PPA BENEFITS" means the rights, benefits and obligations of the Company (or any successor direct or indirect owner of the Linden Subsidiary or the Linden Plant) under the Power Purchase Agreement, without giving effect to the amendments thereto contained in the Third Amendment to Power Purchase Agreement dated as of August 1, 1999 by and between Consolidated Edison Company of New York, Inc. and Cogen Technologies Linden Venture, L.P.

"PERSON" means any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, estate, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

"POWER CONTRACT RESTRUCTURING" means, with respect to the PPA Benefits:

         (a) any termination prior to the then-scheduled expiration date of the PPA Benefits resulting from a breach thereof by any Person (other than the power purchaser) that results in more than an insubstantial economic benefit to the Company (or any successor direct or indirect owner of the Linden Subsidiary or the Linden Plant);

         (b) the sale, transfer, or assignment to ConEd of the PPA Benefits, any Linden Subsidiary, or the Linden Plant;

         (c) any agreement to (i) terminate or reduce the payments to be made by the power purchaser, (ii) change the amount of capacity or energy to be sold to the power purchaser, (iii) change the source of the capacity or energy to be delivered to the power purchaser, or (iv) change or substitute the power purchaser to El Paso or any of its Affiliates or any other Person if such change results in more than an insubstantial economic benefit to the Company (or any successor direct or indirect owner of the Linden Subsidiary or the Linden Plant) or El Paso;

         (d) any agreement that has substantially the same effect as the events or agreements described in subsections (a) through (c) above, except for (i) any of the foregoing described in subsection (c) that is expressly permitted pursuant to the terms and conditions of the Power Purchase Agreement, or (ii) any of the foregoing that that occurs after a loss of the Linden Facility of its status as a "Qualifying Facility" under PURPA in circumstances that result in more than an insubstantial economic benefit to the Company (or any successor direct or indirect owner of the Linden Subsidiary or the Linden Plant), or (iii) any temporary or interim amendment or supplement to the Power Purchase Agreement that is entered into at the request of the power purchaser (including as a result of a default under the Power Purchase Agreement) in response to temporary conditions respecting the power purchaser's system or its consumers (a "TEMPORARY AGREEMENT"), so long as the aggregate net pre-tax economic benefit to the Company (or any successor direct or indirect owner of the Linden Subsidiary or the Linden Plant) of such all such Temporary Agreements, determined in good faith by the Common Members and the Preferred Member based on pro forma operating budgets of the Company (or any such successor) giving effect to each such Temporary Agreement during the period from January 1, 2001 through the term of the PPA Benefits in comparison to pro forma operating budgets without giving effect to any of such temporary or interim agreements during the period from January 1, 2001 through the term of the PPA Benefits, is less than $25,000,000 in the aggregate.

         The parties agree that this definition of "Power Contract Restructuring" is intended to continue to apply notwithstanding any merger, consolidation, dissolution or liquidation of the Company, or any sale or other transfer of the PPA Benefits, any Linden Subsidiary or all or any part of the Linden Plant.

"POWER PURCHASE AGREEMENT" means the Power Purchase Agreement dated as of April 14, 1989, by and between Consolidated Edison Company of New York, Inc. and Cogen Technologies, Inc., as assigned by Cogen Technologies, Inc. to Linden, Ltd. with the consent of Consolidated Edison Company of New York, Inc. on August 3, 1989 and as further assigned by Linden, Ltd. to Linden Venture with the consent of Consolidated Edison Company of New York, Inc. on December 22, 1989, as amended by First Amendment to Power Purchase Agreement dated as of September 17, 1990, by and between Consolidated Edison Company of New York, Inc. and Cogen Technologies Linden Venture, L.P., as amended by Second Amendment to Power Purchase Agreement dated as of December 22, 1993, by and between Consolidated Edison Company of New York, Inc. and Cogen Technologies Linden Venture, L.P., as amended by the Third Amendment to Power Purchase Agreement dated as of August 1, 1999 by and between Consolidated Edison Company of New York, Inc. and Cogen Technologies Linden Venture, L.P.

"PROJECT SALE" means any sale or other transfer, or series of related sales or transfers, to any Person, other than (a) El Paso or any Affiliate of El Paso other than any such Affiliate with respect to which all or substantially all of the economic benefit interest is held by a Person other than El Paso and its consolidated subsidiaries, or (b) or Enron, of

                  (i) (A) the Linden Plant, or (B) all or substantially all of the assets or equity interests of (1) Cogen Technologies Linden Venture, L.P., or (2) the Linden Subsidiaries, taken as a whole; in each case in exchange for a Purchase Price that in the aggregate exceeds the Linden Base Amount; or

                  (ii) all or substantially all of the assets or equity interests of the Company, in exchange for a Purchase Price that in the aggregate exceeds the Company Base Amount.

"PURCHASE PRICE" means

         (a) with respect to a sale or transfer contemplated in clause (ii) of the definition of Project Sale, the sum of the following:

                  (i) the aggregate amount of cash or Other Consideration actually received by the Company or the Common Members, as applicable, in connection with such sale or transfer, plus

                  (ii) the aggregate principal amount of Indebtedness (to the extent such Indebtedness is described in clause (a) or (b) of the definition thereof) of the Company or the Common Members, as applicable, assumed by the buyer or owed by the Company or any Subsidiary thereof, at the consummation of such sale or transfer, minus

                  (iii) any amounts payable by the Common Members or any of their Affiliates or the Company or any Subsidiary thereof in connection with such sale or transfer, including, without limitation, legal, accounting, or investment banker fees; make-whole premiums; interest rate or interest rate swap breakage costs; liquidated damage provisions under contracts to which the Company or any Subsidiary of the Company is bound or affected; travel costs of employees; and data room costs and other out-of-pocket selling costs associated with the transaction;

         (b) with respect to a sale or transfer contemplated in clause (i) of the definition of Project Sale, the sum of the following:

                  (i) the aggregate amount of cash or Other Consideration actually received by (i) Cogen Technologies Linden Venture, L.P., (ii) any of the other Linden Subsidiaries, or (iii) the Company, as applicable, in connection with such sale or transfer, plus

                  (ii) the aggregate principal amount of Indebtedness (to the extent such Indebtedness is described in clause (a) or (b) of the definition thereof) of any of the Linden Subsidiaries assumed by the buyer or owed by any of the Linden Subsidiaries at the consummation of such sale or transfer, minus

                  (iii) any amounts payable by the Common Members or any of their Affiliates, the Company or any Subsidiary of the Company in connection with such sale or transfer, including, without limitation, legal, accounting, or investment banker fees; make-whole premiums; interest rate or interest rate swap breakage costs; liquidated damage provisions under contracts to which the Company or any Subsidiary of the Company is bound or affected; travel costs of employees; and data room costs and other out-of pocket selling costs associated with the transaction.

"PURPA" means the Public Utility Regulatory Policies Act of 1978, as amended, the Federal Energy Regulatory Commission's regulations thereunder, and regulatory and judicial interpretations thereof.

"PREFERRED INTEREST" has the meaning set forth in Recital 9.

"PREFERRED MEMBER" means ECP Holding and any other Person hereafter admitted to the Company as a Preferred Member as provided in this Agreement, but such term does not include any Person who has ceased to be a Preferred Member of the Company.

"RECORD HOLDER" means the Person in whose name a Membership Interest is registered in the books and records of the Company as contemplated in Section 3.08.

"RESTRUCTURING DISTRIBUTION" has the meaning set forth in Section 5.01(a).

"SALE DISTRIBUTION" means the amounts distributable to the Preferred Member pursuant to Section 5.01(b) or 5.01(c), as applicable, together with any additional amounts due under Section 5.02.

"SECOND RESTATED AGREEMENT" has the meaning set forth in Recital 6.

"SECOND RESTATEMENT DATE" has the meaning set forth in Recital 6.

"SECURITIES ACT" means the Securities Act of 1933, as amended.

"SHARING RATIO" means 99% for the Common Members (98.01% for Mesquite and .99% for Mesquite Affiliate) and 1% for the Preferred Member.

"SUBJECT PERSON" has the meaning set forth in Section 3.06(a).

"SUBSIDIARY" means an Affiliate that a Person controls, including, in the case of the Company, Camden Cogen, Linden Venture, and NJ Venture.

"TAX MATTERS MEMBER" has the meaning set forth in Section 7.03.

"TEMPORARY AGREEMENT" has the meaning set forth in the definition of Power Contract Restructuring.

"TERM" has the meaning set forth in Section 2.06.

"TRANSACTION AGREEMENT" has the meaning set forth in Recital 7.

"UTILITY AFFILIATE" means a Member as to which one or more of the representations in Section 3.02(m) is, or becomes, untrue.

         1.02 CONSTRUCTION. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine, and neuter; (b) references to Articles, Sections and subsections refer to Articles, Sections and subsections of this Agreement; (c) references to an Exhibit or Schedule refer to the Exhibits or Schedules attached to this Agreement, which are made a part hereof for all purposes; (d) references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law; and (e) references to money or the sign "$" refer to legal currency of the United States of America.

                             ARTICLE 2: ORGANIZATION

         2.01 FORMATION; CONSTRUCTION. The Company was formed as a Delaware limited liability company by the filing of the Delaware Certificate as of the Formation Date. ECP Holding, Mesquite Affiliate, and Mesquite hereby continue the Company pursuant to the terms and conditions of this Agreement.

         2.02 NAME. The name of the Company shall continue to be "East Coast Power L.L.C.," and all Company business must be conducted in that name or such other names that comply with Law, as the Common Members may select.

         2.03 REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE AND OTHER OFFICES. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the registered agent named in the Delaware Certificate or such other office (which need not be a place of business of the Company) as the Common Members may designate in the manner provided by Law. The registered agent of the Company in the State of Delaware shall be the registered agent named in the Delaware Certificate or such other Person or Persons as the Common Members may designate in the manner provided by Law. The principal office of the Company in the United States shall be at such place as the Common Members may designate, which need not be in the State of Delaware, and the Company shall maintain records there or such other place as the Common Members shall designate and shall keep the street address of such principal office at the registered office of the Company in the State of Delaware. The Company may have such other offices as the Common Members may designate. The Company shall notify each Common Member of any change in the registered office, the registered agent, or the street address of the principal office of the Company.

         2.04 PURPOSES. The purposes of the Company are to engage directly or indirectly through its Subsidiaries in (a) the acquisition, development, lease, ownership and sale, and the operation, maintenance, financing, modification, and expansion, of electric power, steam, water and other utility production and related steam consumption assets and any real or personal property associated therewith, including the Camden Plant, the Linden Plant and the Bayonne Plant;
(b) the purchasing, ownership, use, transmission, marketing and sale of any input, output or right associated therewith; and (c) all actions incidental, necessary or appropriate to the foregoing that may be engaged in by a limited liability company formed under the Act.

         2.05 FOREIGN QUALIFICATION. The Company shall maintain its qualification as a foreign limited liability company in New Jersey. Prior to the Company's conducting business in any jurisdiction other than Delaware or New Jersey, the Common Members shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Common Members, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Common Members, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

         2.06 TERM. The period of existence of the Company (the "TERM") commenced on the Formation Date and shall end at such time as a certificate of cancellation is filed with the Secretary of State of Delaware in accordance with
Section 9.03.

                ARTICLE 3: MEMBERSHIP; DISPOSITIONS OF INTERESTS

         3.01 MEMBERS

         (a) There shall be two classes of Members in the Company, the Common Members and the Preferred Members, each of which has the respective rights accorded it under this Agreement.

         (b) Effective as of the Effective Date:

                  (i) ECP Holding is hereby exchanging its existing Membership Interest, which consists of only Class B Membership Interests, for a Membership Interest in the Company as a Preferred Interest with a 1% Sharing Ratio and is being admitted as the sole Preferred Member and its Membership Interest in the Company is being re-denominated as such under the terms of this Agreement; and

                  (ii) Mesquite is hereby exchanging its existing Membership Interest, which consists of both Class A and Class B Membership Interest for a Membership Interest in the Company as a Common Interest with a 98.01% Sharing Ratio, and is being admitted as such and its Membership Interest in the Company is being re-denominated as such under the terms of this Agreement; and

                  (iii) Mesquite Affiliate is hereby exchanging its existing Membership Interest, which consists of a Class A Membership Interest for a Membership Interest in the Company as a Common Interest, with a .99% Sharing Ratio and is being admitted as such and its Membership Interest in the Company is being re-denominated as such under the terms of this Agreement.

         (c) All other terms and conditions of this Agreement notwithstanding, the Preferred Member's rights to Restructuring Distributions, Sale Distributions and all rights or benefits relating thereto shall terminate, be eliminated from this Agreement, and the Company shall have no further obligations thereto upon the earliest of the following:

                  (i) a Power Contract Restructuring has occurred, and either
                  (A) the Company has paid the Preferred Member the full Restructuring Distribution as set forth in Section 5.01(a), or
                  (B) Mesquite or El Paso has satisfied the Company's obligation to pay the Preferred Member such Restructuring Distribution;

                  (ii) the Preferred Member has otherwise been paid the full Restructuring Distribution prior to a Power Contract Restructuring pursuant to Section 5.01(a);

                  (iii) the Power Purchase Agreement has terminated or expired other than pursuant to a Power Contract Restructuring; or

                  (iv) a Project Sale has occurred and either (A) the Company has paid the Preferred Member the full Sale Distribution as set forth in Section 5.01(b), or (B) Mesquite or El Paso has satisfied the Company's obligation to pay the Preferred Member such Sale Distribution (it being understood that a payment of an amount equal to one half of the Restructuring Distribution pursuant to Section 5.01(c) will not, unless and until the remainder of the Restructuring Distribution has been paid, result in the termination and elimination of the Preferred Member's right to the Restructuring Distribution, Sale Distribution and all rights or benefits relating thereto).

                  The Preferred Member agrees that the termination and elimination of its rights to the Restructuring Distributions, Sale Distributions and all rights or benefits relating thereto, as set out above, shall occur simultaneously with the satisfaction of any such conditions without any further act by the Company, the Managers, the Preferred Member or any Common Member.

         (d) All other terms and conditions of this Agreement notwithstanding, at such time as any one of the events set out in Section 3.02 (c ) (i) through (iv) above has occurred, the Company shall have the right to redeem the Preferred Interest at any time thereafter it may elect by paying to the Preferred Member that sum which is equal to its then positive balance in its Capital Account (which in no event may exceed the sum of $250,000.00) at which time the Preferred Member shall have no further rights or obligations under this Agreement. In the event such a redemption shall occur when the Preferred Interest has a negative capital account balance, the Preferred Member shall have no obligation to contribute capital to the Company to make up any such negative balance in such account.

         3.02 REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Member hereby represents, warrants and covenants to the Company and each other that the following statements are true and correct as of the Effective Date:

         (a) that Member is duly incorporated, organized or formed (as applicable), validly existing and (if applicable) in good standing under the Law of the jurisdiction of its incorporation, organization or formation; if required by applicable Law, that Member is duly qualified and (if applicable) in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization or formation; and that Member has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other applicable Persons necessary for the due authorization, execution, delivery, and performance of this Agreement by that Member have been duly taken;

         (b) that Member has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of that Member enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency or similar Laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity);

         (c) that Member's authorization, execution, delivery and performance of this Agreement do not (i) conflict with, or result in a breach, default or violation of, (A) the organizational documents of such Member, (B) any contract or agreement to which that Member is a party, or (C) any Law to which that Member is subject; or (ii) require any consent, approval or authorization from, filing or registration with, or notice to, any Governmental Authority, unless such requirement has already been satisfied;

         (d) that Member is not required to register as an "investment company" within the meaning of the Investment Company Act;

         (e) that Member is acquiring its Membership Interest for its own account and not with a view to the resale or distribution of all or any part thereof in violation of applicable securities Laws; it understands that the Membership Interest being acquired by it has not been registered under the Securities Act or applicable state securities Laws and, therefore, it will be necessary for it to continue to hold the Membership Interest being acquired by it and continue to bear the economic risk of the investment therein unless and until the offering and sale of such Membership Interest by it are registered or qualified under the Securities Act and applicable state securities Laws or an exemption from registration or qualification is available;

         (f) that Member understands that it may not sell or transfer its Membership Interest, except in accordance with Section 3.03;

         (g) that Member acknowledges that it has no right to require the Company to register or qualify the offering and sale of its Membership Interest under the Securities Act or any applicable state securities Laws;

         (h) that Member has carefully reviewed this Agreement and any other relevant information furnished to it in writing regarding the Company, and it understands the risks of, and other considerations relating to, an investment in its Membership Interest;

         (i) that Member has been furnished all materials, if any, that it requested relating to the Company and the purchase of Membership Interests, and it has been afforded the opportunity to obtain any additional information and to ask all questions it deemed necessary regarding information about Membership Interests, the Company, its Affiliates, and the Company's business activities, and the Company has given it such answers concerning those matters as it deems sufficient to make an informed investment decision with respect to its investment in the Company;

         (j) that Member has such knowledge and experience (based on actual participation) in financial and business matters that it is capable of evaluating the merits and risks of an investment in Membership Interests and of making an informed investment decision;

         (k) that Member understands that any information furnished to it concerning the federal income tax consequences arising from an investment in the Company is necessarily general in nature, and the specific tax consequences to it of an investment in the Company will depend on its individual circumstances, and it affirms that it has been advised to seek appropriate legal counsel with respect to such tax consequences;

         (l) that Member understands that the other Members and the Company are relying on its representations and warranties in selling the Membership Interests or recognizing their transfer without registration under the securities Laws;

         (m) in the case of Members other than Enron Members, at the time of its investment in the Company and at all times while it remains a Member, that Member (i) is not and will not be an "electric utility company," a "holding company," or a "subsidiary company" of a "holding company," each within the meaning of the Public Utility Holding Company Act of 1935, as amended and the rules and regulations of the Securities and Exchange Commission thereunder (the "1935 ACT"); and (ii) shall not be or become an "electric utility" or "electric utility holding company" under PURPA, or a wholly or partially owned subsidiary of either thereof, except to the extent that the failure to satisfy the representations in clause (i) or (ii) above would not cause any power plant in which the Company owns a direct or indirect interest to lose its status as a "qualifying facility" under PURPA or the Common Member determines in its reasonable discretion that such loss of "qualifying facility" status under PURPA would not materially adversely affect such facility, the Company or its Members;

         (n) at the time of its investment in the Company and at all times while it remains a Member, such Member does not and will not constitute an employee benefit plan (as defined in Section 3(3) of ERISA), or a plan (as defined in Section 4975(e) of the Code), or a trustee of any such plan acting on behalf of such plan, or an entity whose underlying assets include plan assets by reason of a plan's investment in the entity other than a governmental plan (as defined in Section 3(32) of ERISA or Section 414(d) of the Code); and if it constitutes a governmental plan, such Member does not treat itself as subject to the Department of Labor Regulations Section 2510.3-101 or interpret applicable state law as incorporating similar rules; and

         (o) each Enron Member, at the time of its investment in the Company and at all times while it remains both a Member and a Utility Affiliate, will not own, directly or indirectly, more than 50% of the interests in the Company or its Subsidiaries, except to the extent that such ownership in excess of 50% would not cause any power plant in which the Company owns a direct or indirect interest to lose its status as a "qualifying facility" under PURPA or the Common Member determines in its reasonable discretion that such loss of "qualifying facility" status under PURPA would not materially adversely affect such facility, the Company or its Members.

         3.03 DISPOSITIONS OF MEMBERSHIP INTERESTS.

              (a) GENERAL RESTRICTION. A Member may Dispose of all or any portion of its Membership Interest only upon the approval of the Common Members or otherwise complying with all of the following requirements:

                  (i) such Disposition must comply with the requirements of
                  Section 3.03(c) and Section 3.08 and, if the Assignee is to be admitted as a Member, Section 3.03(b);

                  (ii) such Disposition must not cause any power plant in which the Company owns a direct or indirect interest to lose its status as a "qualifying facility" under PURPA, unless the non-Disposing Member determines in its reasonable discretion that such loss of "qualifying facility" status under PURPA would not materially adversely affect such facility, the Company or its Members;

                  (iii) such Disposition must not cause any termination or acceleration under the Loan Documents or result in a "Change of Control" occurring under, and as defined in, the Indenture or result in the holders of the Notes having the right to require the Company to purchase the Notes in accordance with the terms of the Indenture; and

                  (iv) the Preferred Member shall not Dispose of its Membership Interest to ConEd.

         References in this Section 3.03 to Dispositions of a "Membership Interest" shall also refer to Dispositions of a portion of a Membership Interest. Any attempted Disposition of a Membership Interest, other than in strict accordance with this
         Section 3.03, shall be, and is hereby declared, null and void ab initio. The Members agree that a breach of the provisions of this
         Section 3.03 may cause irreparable injury to the Company and to the other Members for which monetary damages (or other remedy at law) are inadequate in view of (A) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Member to comply with such provision, and (B) the uniqueness of the Company's business and the relationship among the Members. Accordingly, the Members agree that the provisions of this
         Section 3.03 may be enforced by specific performance.

                 (b) ADMISSION OF ASSIGNEE AS A MEMBER. An Assignee has the right to be admitted to the Company as a Member, with the Membership Interest so transferred to such Assignee, only if (i) the Disposing Member making the Disposition has granted the Assignee either (A) the Disposing Member's entire Membership Interest or (B) the express right to be so admitted; and (ii) such Disposition is effected in strict compliance with this Section 3.03.

                 (c) REQUIREMENTS APPLICABLE TO ALL DISPOSITIONS AND ADMISSIONS. In addition to the requirements set forth in Sections 3.03(a), 3.03(b) and 3.08, any Disposition of a Membership Interest, and any admission of an Assignee as a Member shall also be subject to the following requirements, and such Disposition (and admission, if applicable) shall not be effective unless such requirements are complied with; provided, however, that the Common Members, in their sole and absolute discretion, may waive any of the following requirements:

                 (i) Disposition Documents. The following documents must be delivered to the non-Disposing Member and must be reasonably satisfactory, in form and substance, to the non-Disposing
                 Member:

                                    (A) Disposition Instrument. A copy of the
                           instrument pursuant to which the Disposition is effected.

                                    (B) Ratification of this Agreement. An
                           instrument, executed by the Disposing Member and its Assignee, containing the following information and agreements, to the extent they are not contained in the instrument described in Section 3.03(c)(i)(A):
                           (I) the notice address of the Assignee; (II) the portion of the Membership Interest to be held after the Disposition by the Disposing Member and its Assignee (which together must total the Membership Interest of the Disposing Member before the Disposition); (III) the Assignee's ratification of this Agreement and agreement to be bound by it, and its affirmation that the representations and warranties in Section 3.02 are true and correct with respect to it; and (IV) representations and warranties by the Disposing Member and its Assignee that the Disposition and admission are being made in accordance with all applicable Laws.

                                    (C) Securities Law Opinion. Unless the
                           Membership Interest subject to the Disposition is registered under the Securities Act and any applicable state securities Law, a favorable opinion of the Company's legal counsel, or of other legal counsel acceptable to the Common Member, to the effect that the Disposition and admission are being made pursuant to a valid exemption from registration under those Laws and in accordance with those Laws; provided, however, that this Section 3.03(c)(i)(C) shall not apply to Dispositions by the Preferred Member to Enron or any of Enron's Affiliates as set forth in Section 3.03(a) or to the Dispositions described in the Recitals hereof.

                           (ii) Payment of Expenses. The Disposing Member and
                  its Assignee shall pay, or reimburse the Company for, all reasonable costs and expenses incurred by the Company in connection with the Disposition and admission, including the reasonable legal fees incurred in connection with the legal opinions referred to in Sections 3.03(c)(i)(C) and (D), on or before the tenth Day after the receipt by that Person of the Company's invoice for the amount due.

                           (iii) No Release. No Disposition of a Membership
                  Interest shall effect a release of the Disposing Member from any liabilities to the Company or the other Members arising from events occurring prior to the Disposition.

         3.04 CREATION OF ADDITIONAL MEMBERSHIP INTERESTS. Subject to requirements set forth in Section 10.04, additional Membership Interests may be created and issued to existing Members or to other Persons, and such other Persons may be admitted to the Company as Members, with the consent of the Common Members, on such terms and conditions as the Common Members may determine at the time of admission. The terms of admission or issuance may provide for the creation of different classes or groups of Members having different rights, powers, and duties. Any such admission is effective only after the new Member has executed and delivered to the Common Members an instrument containing the notice address of the new Member, the new Member's ratification of this Agreement and agreement to be bound by it, and its affirmation that the representations and warranties in Section 3.02 are true and correct with respect to it. The provisions of this Section 3.04 shall not apply to Dispositions of Membership Interests or admissions of Assignees in connection therewith, such matters being governed by Section 3.03.

         3.05 ACCESS TO INFORMATION. The Common Members shall be entitled to receive that information relating to the Company which it determines to be useful or necessary in connection with its ownership and operation of the Company. The Preferred Member shall be entitled to receive the information expressly set out herein and only such other information as may be necessary to protect its rights under this Agreement; provided that this Section 3.05 shall not obligate the Company or any Member to create any information that does not already exist at the time of such request (other than to convert existing information from one medium to another, such as providing a printout of information that is stored in a computer database). The Member making the request shall bear all costs and expenses incurred in any inspection, examination or audit made on such Member's behalf. Confidential information obtained pursuant to this Section 3.05 shall be subject to the provisions of
Section 3.06. The Preferred Member hereby confirms that the standard set out above is a fair and reasonable standard for access to the records of the Company based upon its interests set out herein.

         3.06 CONFIDENTIAL INFORMATION.

         (a) The Members and Managers acknowledge that, from time to time, they may receive information from or regarding the Company or the other Members (each, a "SUBJECT PERSON") in the nature of trade secrets or that otherwise is confidential, the release of which may be damaging to the Subject Person or to Persons with which it does business. Unless the Subject Person (the Common Members if the Company is the Subject Person) consents otherwise, the Members and Managers shall hold in strict confidence and not use (except for matters involving the Company) any information it receives regarding the Subject Person that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person, except for disclosures (i) required by Law or applicable stock exchange regulations (but the Member or Manager must notify the Subject Person (the Common Members if the Company is the Subject Person) promptly of any request for that information, before disclosing it if practicable), (ii) if the Subject Person is a Member, to advisers or representatives of the Subject Person, or Persons to which the Subject Person's Membership Interest may be Disposed as permitted by this Agreement, but only if the recipients have agreed to be bound by the provisions of this Section 3.06, or (iii) of information that is publicly available or that such Member also has received from a source independent of the Subject Person that the Member reasonably believes obtained that information and disclosed it to that Member without breach of any obligation of confidentiality. The Members and Managers acknowledge that breach of the provisions of this Section 3.06 may cause irreparable injury to the Subject Person for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members and Managers agree that the provisions of this Section 3.06 may be enforced by specific performance, including specifically through injunctive relief. The provisions of this Section 3.06 may be specifically enforced by any applicable Subject Person.

         (b) The provisions of this Section 3.06 shall terminate on the earlier of (i) the second anniversary of the end of the Term and (ii) with respect to any Member that ceases to be a Member, the second anniversary of the date such Member ceases to be a Member.

         3.07 LIABILITY TO THIRD PARTIES. No Member shall be liable for the debts, obligations or any other liabilities of the Company of whatever nature, whether now existing or arising in the future.

         3.08 CERTIFICATES.

         (a) Certificates ("CERTIFICATES") evidencing the Membership Interests shall be in the form attached as Exhibit B The Company shall issue to each Member a Certificate certifying their Membership Interest (and the class and Sharing Ratio of such Membership Interest) held by such Member. Certificates shall be consecutively numbered and shall be entered in the books and records of the Company as they are issued and shall exhibit the holder's name.

         (b) The Company shall keep or cause to be kept on behalf of the Company a register that will provide for the registration and transfer of Membership Interests. The Company shall not recognize transfers of Membership Interests unless the same are effected in compliance with
         Section 3.03 and in the manner described in this Section 3.08. Upon surrender for registration of transfer of any Certificate, and subject to the provisions of Section 3.08(c), the Company shall issue, in the name of the holder or the designated Assignee or Assignees, as required pursuant to the Record Holder's instructions, one or more new Certificates evidencing the same class and the same aggregate Sharing Ratio of Membership Interest as was evidenced by the Certificate so surrendered.

         (c) The Company shall not recognize any transfer of a Membership Interest until the Certificate evidencing such Membership Interest is surrendered to the Company for registration of transfer and the requirements of Section 3.03 have been satisfied. The Company may require the payment of a sum sufficient to cover any tax or other Governmental charge that may be imposed with respect thereto.

         (d) If the Assignee has the right, pursuant to Section 3.03(b), to be admitted to the Company as a Member, such Assignee shall become a Member when such transfer and admission is reflected in the books and records of the Company.

         (e) Each distribution in respect of a Membership Interest shall be paid by the Company only to the Record Holder thereof as of the date of such distribution, unless otherwise directed by the Record Holder. Such payment shall constitute full payment and satisfaction of the Company's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of assignment or otherwise.

         (f) If any mutilated Certificate is surrendered to the Company, then the Company shall issue a new Certificate evidencing the same class and Sharing Ratio of Membership Interest as the Certificate so surrendered. Upon delivery by the Record Holder of an affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen, the Company shall issue a new Certificate evidencing the same class and Sharing Ratio of Membership Interest as the Certificate that was lost, destroyed or stolen.

                        ARTICLE 4: CAPITAL CONTRIBUTIONS

         4.01 SUBSEQUENT CAPITAL CONTRIBUTIONS.

         (a) Except as expressly provided herein, no Member shall have any obligation to make any additional Capital Contributions.

         (b) The Preferred Member may not make any additional Capital Contributions. No Member may make a Capital Contribution without the consent of the Common Members.

         4.02 RETURN OF CONTRIBUTIONS. Except as expressly provided herein, a Member is not entitled to the return of any part of its Capital Contributions. A Member is not entitled to be paid interest in respect of its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or assets to the Company to enable the Company to return any Member's Capital Contributions.

         4.03 LOANS. The Preferred Member may not make any loans to the Company without the consent of the Common Members.

         4.04 CAPITAL ACCOUNTS. A Capital Account shall be established and maintained for each Member in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv). Each Member's Capital Account shall be increased by (a) the amount of money contributed by that Member to the Company, (b) the fair market value of property contributed by that Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), (c) the Net Income allocated to such Member pursuant to Section 5.04, and (d) the gross income allocated to such Member pursuant to Section 5.05, and shall be decreased by (e) the amount of money distributed to that Member by the Company, (f) the fair market value of property distributed to that Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code), (g) the Net Loss allocated to such Member pursuant to Section 5.03, and (h) any "partner non-recourse deductions" (as defined in Treasury Regulation Section 1.704-2(i)) and any "non-recourse deductions" (as defined in Treasury Regulation Section 1.704-2(b)) allocated to such Member pursuant to Section 5.05 of this Agreement. The Capital Account of each Member shall be adjusted to reflect any adjustment to the Carrying Value of the Company's assets attributable to the application of Sections 734 or 743 of the Code to the extent required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m). Except as otherwise provided in this Agreement, whenever it is necessary to determine the Capital Account of any Member, the Capital Account of such Member shall be determined after giving effect to the allocation of Net Income, Net Loss and other items realized prior or concurrently to such time (including any Net Income and Net Losses attributable to adjustments to Carrying Values with respect to any concurrent distribution), and all contributions and distributions made prior or concurrently to the time as of which such determination is to be made. Upon the Disposition of all or a portion of a Membership Interest, the Capital Account of the Disposing Member that is attributable to such Membership Interest shall carry over to the

Assignee in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(l). The Members Capital Accounts in the Company as of the end of the Effective Date are as set forth on Exhibit "D."

                    ARTICLE 5: ALLOCATIONS AND DISTRIBUTIONS


         5.01 DISTRIBUTIONS. Distributions to the Members shall be made as follows:

              (a) On or before five (5) Business Days after the Financial Closing of a Power Contract Restructuring, the Company shall distribute to the Preferred Member the amount in cash set forth in Exhibit C less any amounts previously paid pursuant to Sections 5.01(b) or (c) below (together with any additional amounts due under Section 5.02, the "RESTRUCTURING DISTRIBUTION"). Upon the occurrence of any Power Contract Restructuring, the Company shall give prompt written notice of such Power Contract Restructuring to the Preferred Member. Nothing herein shall prevent the Company from pre-paying the Restructuring Distribution before such distribution becomes due and payable according to its terms.

              (b) On or before five (5) Business Days after the Financial Closing of a Project Sale with respect to which definitive agreements are entered into on or before December 31, 2001, the Company shall distribute to the Preferred Member an amount in cash equal to the Restructuring Distribution that would then be payable if the Financial Closing of a Power Contract Restructuring had occurred on the date of such payment. Upon the occurrence of any Project Sale, the Company shall give prompt written notice of such Project Sale to the Preferred Member.

              (c) On or before five (5) Business Days after the Financial Closing of a Project Sale with respect to which definitive agreements are entered into after December 31, 2001 but on or before December 31, 2002, the Company shall distribute to the Preferred Member an amount in cash equal to one-half of the Restructuring Distribution that would then be payable if Financial Closing of a Power Contract Restructuring had occurred on the date of such payment. Upon the occurrence of any Project Sale, the Company shall give prompt written notice of such Project Sale to the Preferred Member.

              (d) All other distributions to be made hereunder shall be made only to the Common Members in accordance with their relative Sharing Ratios.

         5.02 FAILURE TO MAKE DISTRIBUTIONS If all or any of a Restructuring Distribution or Sale Distribution has become due and payable and is not timely paid, (a "Distribution Default"), then immediately upon such Distribution Default and continuing until the Distribution Default has been cured in full by a distribution from the Company or a payment of such sums on behalf of the Company by Mesquite or El Paso, the amount of the Restructuring Distribution or Sale Distribution, as applicable, owed by the Company to the Preferred Member, beginning from the date such distribution was payable until the date actually distributed or paid, shall bear interest at a rate equal to the lesser of (i) eighteen percent (18%) per annum, and (ii) the maximum interest rate permitted by applicable Law.

         5.03 DISTRIBUTIONS ON DISSOLUTION AND WINDING UP Upon the dissolution and winding up of the Company, all available proceeds distributable to the Members as determined under Section 9.02 shall be distributed as follows:

              (a) If any Restructuring Distribution or Sale Distribution has become payable pursuant to Section 5.01, the proceeds shall be distributed first to the Preferred Member until the Preferred Member has received the full applicable Restructuring Distribution or Sale Distribution.

              (b) All remaining proceeds shall be distributed to the Common Members and Preferred Member in proportion to the balance in their respective Capital Accounts, provided however, in no event shall the distribution to the Preferred Member be greater than $250,000.00.

         5.04 ALLOCATIONS.

              (a) Net Income for any Fiscal Year shall be allocated as follows:

                  (i) First, to the Common Members pro rata in accordance with their Sharing Ratios until the cumulative amount of Net Income allocated pursuant to this Section 5.04(a)(i) during the current and all prior Fiscal Years equals the cumulative amount of Net Loss previously allocated to the Common Members pursuant to Section 5.04(b)(ii);

                  (ii) Then, 100% to the Common Members and the Preferred Member pro rata in accordance with their Sharing Ratios until the cumulative amount of Net Income allocated pursuant to this
                  Section 5.04(a)(ii) during the current and all prior Fiscal Years equals cumulative amount of Net Loss allocated to the Common Members and Preferred Member pursuant to Section 5.04(b)(i) during all prior Fiscal Years; but in no event shall the allocations set out herein ever cause the Capital Account of the Preferred Member to exceed $250,000.00;

                  (iii) Then, to the Common Members and Preferred Member pro rata in accordance with their Sharing Ratios until the Capital Account of the Preferred Member is equal to $250,000.00;

                  (iv) Thereafter, 100% to the Common Members pro rata in accordance with their Sharing Ratios;

                  (v) The above notwithstanding, in the event a Restructuring Distribution or Sale Distribution is required to be made pursuant to Sections 5.01, or 5.03, 100% of the Net Income of the Company shall be first allocated to the Preferred Member until the cumulative amount of Net Income allocated pursuant to this Section 5.04(a)(v) during that Fiscal Year equals the amount of such

                  Restructuring Distribution or Sale Distribution actually paid, plus any sums to be distributed pursuant to Section 5.02, above.

         (b) Net Loss for any Fiscal Year shall be allocated as follows:

                       (i) First, to the Common Members and Preferred Member pro
                  rata in accordance with their Sharing Ratios until such time as the Capital Account of the Preferred Member is negative $250,000.00; and

                       (ii) Thereafter the Net Loss for any Fiscal Year shall be
                  allocated 100% to the Common Members pro rata in accordance with their relative Sharing Ratios.


         5.05 ADDITIONAL ALLOCATIONS.

                  (a) STOP NET LOSS. Notwithstanding any other provision hereof to the contrary, no Net Loss (or item of loss or deduction) of the Company shall be allocated to a Member if such allocation would result in a deficit balance in such Member's Adjusted Capital Account. Such Net Loss (or item of loss or deduction) shall be allocated among the Members whose Adjusted Capital Account balances are positive in proportion to such positive balances to the extent necessary to reduce the balances of such other Member's positive Adjusted Capital Accounts balances to zero, it being the intention of the Members that no Member's positive Adjusted Capital Account balance shall fall below zero while any other Member's positive Adjusted Capital Account balance has a positive balance.

                  (b) MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision hereof to the contrary, if there is a net decrease in Minimum Gain for a taxable year (or if there was a net decrease in Minimum Gain for a prior fiscal year and the Company did not have sufficient amounts of income and gain during prior years to allocate among the Members under this Section 5.04(b), then items of income and gain shall be allocated to each Member in an amount equal to such Members' share of the net decrease in such Minimum Gain (in the manner and amounts as determined pursuant to Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i)). It is the intent of the Members that any allocation pursuant to this Section 5.04(b) shall constitute a "minimum gain chargeback" under Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

                  (c) MEMBER NONRECOURSE DEDUCTIONS. All Member Nonrecourse Deductions attributable to Member Nonrecourse Debt shall be allocated among the Members bearing the economic risk of loss for such debt as determined under Treasury Regulation Section 1.704-2(b)(4); provided, however, that if more than one Member bears the economic risk of loss for such debt, the Member Nonrecourse Deductions attributable to such debt shall be allocated to and among the Members in the same proportion that they bear the economic risk of loss for such debt. This Section 5.05(c) is intended to comply with the provision of Treasury Regulation Section 1.704-2(i) and shall be interpreted consistently therewith.

              (d) MEMBER NONRECOURSE MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision hereof to the contrary (except for Section 5.05(b) regarding minimum gain chargeback), if there is a net decrease in Member Nonrecourse Minimum Gain for a taxable year (or if there was a net decrease in Member Nonrecourse Minimum Gain for a prior fiscal year and the Company did not have sufficient amounts of income and gain during prior years to allocate among the Members under this Section 5.05(d)), then items of income and gain shall be allocated to each Member in an amount equal to such Member's share of the net decrease in such Member Nonrecourse Minimum Gain (in the manner and amounts as determined pursuant to Treasury Regulation Section 1.704-2(i)(4) and 1.704-2(j)(2)(ii)). It is the intent of the Members that any allocation pursuant to this Section 5.05(d) shall constitute a "minimum gain chargeback" under Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

              (e) QUALIFIED INCOME OFFSET. A Member who unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) will be specially allocated items of income or gain (after the allocations required by Section 5.05(b) regarding minimum gain chargeback and
         Section 5.05(d) regarding minimum gain chargeback for Member Nonrecourse Debt but before any other allocation required by this
         Article 5) in an amount and in the manner sufficient to eliminate any deficit balance in his Adjusted Capital Account as quickly as possible. This Section 5.05(e) is intended to satisfy the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. In the event the Preferred Member should receive a distribution under the terms of this Agreement and the Distribution should cause its Capital Account to be reduced below zero, the Preferred Member shall receive an allocation of gross income sufficient to satisfy any such negative balance in its Capital Account prior to any withdrawal of the Preferred Member from the Company.

              (f) CURATIVE ALLOCATION. If any items of income and gain (including gross income) or loss and deduction are allocated to a Member pursuant to Sections 5.05(a) through (e) then, subject to Sections 5.05(a) through (e), items of income and gain (including gross income) and items of loss and deduction for subsequent periods shall be allocated to the Members in a manner designed to result in each Member's Adjusted Capital Account having a balance equal to the balance it would have had such allocation of income and gain (including gross income) and item of loss and deduction not occurred pursuant to Sections 5.05(a) through (e).

              (g) CODE SECTION 754 ADJUSTMENT. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required to be taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the amount of the adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases basis), and the gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m).

              (h) VARYING INTERESTS. All Net Income and Net Loss (and any item of income, gain, loss, deduction or credit specially allocated under this Agreement) shall be allocated to the Persons shown on the records of the Company to have been Members as of the last calendar day of the period for which the allocation is to be made. Notwithstanding the foregoing, if during any taxable year there is a change in any Member's interest in the Company, the Members agree that their allocable shares of the Net Income and Net Losses (or items thereof) for the taxable year shall be determined on any method determined by the Common Member to be permissible by Code Section 706 and the related Treasury Regulations to take account of the Member's varying interest.

         5.06 ALLOCATIONS FOR TAX PURPOSES. For tax purposes, (a) all items of income, gain, loss and deduction shall be allocated to the Members in the same manner as the correlative items of "book" income, gain, loss and deduction are allocated pursuant to Sections 5.04 and 5.05, and (b) each tax credit shall be allocated to Members in the same manner as the receipt or expenditure giving rise to such credit is allocated pursuant to Sections 5.04 and 5.05; provided, however, that in accordance with Section 704(c) of the Code, the Treasury Regulations promulgated thereunder and Treasury Regulation Section 1.704-1(b)(4)(i), items of income, gain, loss, deduction, expense and credit with respect to any property whose Carrying Value differs from its adjusted basis for tax purposes shall, solely for tax purposes, be allocated between the Members so as to take account of both the amount and character of such variation.

                              ARTICLE 6: MANAGEMENT

         6.01 MANAGEMENT OF COMPANY AFFAIRS.

         (a) Except for the day-to-day management duties delegated to the officers of the Company pursuant to Section 6.01(h) (which the Management Committee shall oversee) or by non waivable provisions of applicable Law, all management powers over the business and affairs of the Company and full, complete, and exclusive authority to manage and control all aspects of the business and affairs of the Company shall be vested in a Management Committee (the "Management Committee"), who shall collectively constitute "managers" of the Company within the meaning of the Act. No Member, by virtue of having the status of a Member, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company. In this regard the Preferred Member expressly shall have no voting rights and no power or authority to manage, or govern the business or affairs of the Company and all of such rights are hereby waived to the fullest extent allowed by applicable law. Except as specifically provided in this Agreement,
         (i) the authority and functions of the Management Committee shall be identical to the authority and functions of the board of directors of a corporation organized under the Delaware General Corporation Law, and
         (ii) the authority and functions of the Management Committee shall be managed and controlled by the Management Committee.

         (b) There shall be two classes of Managers: Class A (the "Class A Managers") and Class B (the "Class B Managers" and together with the Class A Managers, the "Managers"). The Management Committee shall consist of five (5) Managers. There shall be three (3) Class A Managers and two (2) Class B Managers. The initial Class A Managers shall be Larry Kellerman, John O'Rourke, and John L. Harrison. The initial Class B Managers shall be Henry C. Mustin and Dean A. Christiansen. Class A Managers shall be elected by the Common Members at an annual meeting of Members to hold office, subject to Section 6.01(c), until the next annual meeting of the Common Members or until their respective successors are elected and qualified. Vacancies and newly created Class A Manager positions resulting from any increase in the authorized number of Class A Managers may be filled by a majority of the Class A Managers then in office, although less than a quorum, or by the sole remaining Class A Manager, and the Class A Managers so chosen shall hold office, subject to Section 6.01(c), until the next annual meeting of Members or until their respective successors are elected and qualified. Each Class B Manager shall be elected by the Common Members to hold office, subject to Section 6.01(c), until his or her successor is elected and qualified. There shall be acting Class B Managers at all times and upon the resignation, termination, incapacity or death of a Class B Manager, the Common Members shall promptly hold a special meeting to elect a successor. No Class B Manager (A) shall be an Affiliate of the Company or any of the Company's Affiliates; (B) shall be an Affiliate, employee, agent, director, partner, member or officer of any Member; (C) shall be and shall have been within the five years immediately prior to such Person's appointment as a Class B

         Manager either (1) a partner or member of or employed as a Manager (other than a Class B Manager), officer or employee by the Company or any of its Affiliates; (2) a significant advisor or consultant to the Company or any of its Affiliates; (3) affiliated with a significant customer, supplier or other Person who derives more than 10 of its purchases or revenues from its activities with the Company or any of its Affiliates; (4) engaged under significant personal service contract(s) with the Company or any of its Affiliates; (5) affiliated with a tax-exempt entity that receives significant contributions from the Company or any of its Affiliates; (6) at the time of such individual's appointment as Class B Manager or at any time thereafter while serving as Class B Manager, shall be a legal or beneficial owner of any direct or indirect equity interest in the Company, any Member or any Affiliates of the Company; or (D) a spouse, parent, sibling or child of any individual described by clauses (A) through (C) above. The Class B Manager shall have reasonable knowledge and experience in any of the following areas: power plant facility operations, investment banking, law or accounting.

         (c) Any Manager may resign at any time by giving written notice of such resignation to the Management Committee or the President or the Secretary of the Company. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Management Committee; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more Class A Managers shall resign from the Management Committee, effective at a future date, a majority of the Class A Managers then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereof to take effect when such resignation or resignations shall become effective and each Class A Manager so chosen shall hold office as provided in this Agreement in the filling of other vacancies. If any Class B Manager resigns from the Management Committee, the Common Members shall promptly hold a special meeting to elect a successor.

         (d) A majority of the whole Management Committee shall constitute a quorum for the transaction of business other than with respect to the matters set forth in Section 6.01(f). The Class B Managers and two or more of the Class A Managers shall constitute a quorum for the transaction of business with respect to the matters set forth in
         Section 6.01(f). In the absence of a quorum and except with respect to the matters set forth in Section 6.01(f), a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. Except as otherwise required by this Agreement (including, without limitation, 6.01(f)), the vote of the majority of the Class A Managers present at a meeting at which a quorum is present shall be the act of the Management Committee. Except as otherwise required by this Agreement (including, without limitation, 6.01(f)), any action required or permitted to be taken at any meeting of the Management Committee may be taken without a meeting if all Class A Managers consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Management Committee.

         (e) Except as provided in Section 6.01(f), the Class B Managers, in his or her capacity as Class B Managers, shall not exercise any power over and shall not be responsible for the following: (A) the management, conduct or control of the business, operations or affairs of the Company; (B) the management or operation of any Company property; or (C) any actions for or on behalf of the Company that would bind the Company or incur any expenditures on behalf of or with respect to the Company.

         (f) The Company shall not, without unanimous vote of the Class A Managers present and the Class B Managers:

                  (i) institute or cause to be instituted any proceeding seeking to adjudicate the Company bankrupt or insolvent, or seek a liquidation, winding up, reorganization, dissolution, arrangement, adjustment, protection, relief or composition of the Company or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seek or consent to the entry of an order for relief or the appointment of a receiver, trustee, liquidator, assignee, sequestrator, custodian or other similar official for it or for any substantial part of its property, consent to the filing of any bankruptcy or other similar proceeding or admit in writing the Company's inability to pay its debts generally as they become due, or seek an assignment of property for the benefit of creditors, or take any action that might reasonably cause the Company to become insolvent, or take any action in furtherance of any of the foregoing;

                  (ii) dissolve, liquidate, consolidate or merge the Company into any other corporation, business trust or association, real estate investment trust, limited liability company, partnership, common law trust, unincorporated business or entity;

                  (iii) amend, or consent to the waiver of compliance by the Company with, Sections 5.01, 6.01(b), 6.01(c) and 8.01 of this Agreement; or

                  (iv) engage in any business or activity other than as set forth in Section 2.04.

         (g) A special meeting of Common Members may be called by the Management Committee or the President or holders of not less than one-tenth (1/10) of the Membership Interests entitled to vote at the meeting. If any Class B Manager resigns from the Management Committee, the Common Members shall promptly hold a special meeting to elect a successor. Any such meeting shall be held on such date and at such time and place as shall be determined by the body or individual calling such meeting and as shall be stated in the notice of such meeting.

         (h) The following officers shall be elected as the Class A Managers deem necessary or appropriate: a President, one or more Executive Vice Presidents, one or more Senior Vice President, one or more Vice President, a Secretary, a Treasurer and a Controller, one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers, and such other officers (the "Officers") with such title and powers and/or duties as the Class A Managers shall from time to time determine. The Class A Managers shall have the authority to establish the authority and responsibility of the

         Officers, designate Officers for particular areas of responsibility and may cause the Officers to simultaneously serve as officers of subsidiaries or divisions. The officers shall be elected to hold office until the first meeting of the Management Committee following the next annual meeting of the Common Members or until their respective successors are elected and qualified. Any officer so elected may resign at any time upon written notice to the Class A Managers. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. Any officer may be removed, with or without cause, by the Class A Managers. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Company, but the election or appointment of any officer shall not of itself create contractual rights. Any number of offices may be held by the same person. Any vacancy occurring in any office by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Class A Managers.

         6.02 STANDARDS OF PERFORMANCE AND CONFLICTS OF INTEREST.

         (a) The Managers and Common Members are liable to the Preferred Members for errors or omissions in performing their duties with respect to the Company only in the case of reckless disregard of duties, gross negligence, willful misconduct, fraud or a material breach of this Agreement, which reduce the Preferred Member's rights or increase its obligations hereunder, but not otherwise. IT BEING SPECIFICALLY AGREED THAT THE MANAGERS AND COMMON MEMBERS ARE NOT LIABLE TO THE PREFERRED MEMBERS FOR THEIR OWN SIMPLE, PARTIAL, OR CONCURRENT NEGLIGENCE.

         (b) A Member, Manager or their Affiliates may engage in, and possess interests in, other businesses, activities, ventures, enterprises and investments of any and every type and description (collectively, "ACTIVITIES"), independently or with others, including Activities in competition with the Company and its subsidiaries, with no duty or obligation (express, implied, fiduciary or otherwise) (i) to refrain from engaging in such Activities, (ii) to offer the right to participate in such Activities to the Company, its subsidiaries, any other Member or any Affiliate of another Member, or (iii) to account to, or to share the results or profits of such Activities with, the Company, its subsidiaries, any other Member or any Affiliate of another Member; and any doctrines of non-competition, "company opportunity" or similar doctrines are hereby expressly disclaimed.

         (c) The Company may, and may permit any direct or indirect Subsidiary of the Company or other Person in which the Company owns, directly or indirectly, an equity interest to, transact business with (including entering into or modifying any contractual arrangements with) any Member or Affiliate of a Member.

         (d) No Member shall take any action that is intended to avoid the Company's obligations to pay the Restructuring Distribution or Sale Distribution pursuant to the terms of this Agreement.

         (e) THIS SECTION 6.02 CONSTITUTES A MODIFICATION AND DISCLAIMER OF DUTIES AND OBLIGATIONS (EXPRESS, IMPLIED, FIDUCIARY OR OTHERWISE) WITH RESPECT TO THE MATTERS DESCRIBED IN THIS SECTION 6.02, PURSUANT TO
         SECTION 18-1101 OF THE ACT. THE MEMBERS AGREE THAT THE PROVISIONS OF THIS SECTION 6.02 ARE "EXPRESS" AND "CONSPICUOUS" FOR ALL PURPOSES OF APPLICABLE LAW.

         6.03 INDEMNIFICATION.

         (a) To the fullest extent permitted by Law, the Company shall indemnify the officers of the Company, the Managers and each of the Members and their respective officers, directors, employees, agents and controlling Persons (each, an "INDEMNIFIED PERSON"), on request by the Indemnified Person, and hold each of them harmless from and against all losses, costs, liabilities, damages and expenses (including reasonable costs of suit and attorney's fees) any of them may incur as an officer, a Member or Manager of the Company or as a controlling Person of such Member or Manager, in performing the obligations of an officer, Manager or the Common Member with respect to the Company, as the case may be, INCLUDING ANY MATTER ARISING OUT OF OR RESULTING FROM THE INDEMNIFIED PERSON'S OWN SIMPLE, PARTIAL, OR CONCURRENT NEGLIGENCE, except for any such loss, cost, liability, damage or expense primarily attributable to the Indemnified Person's breach or reckless disregard of fiduciary duties, gross negligence, willful misconduct, fraud or material breach of this Agreement. If an Indemnified Person becomes involved in any action, proceeding or investigation with respect to which indemnity may be available under this Section 6.03, the Company may reimburse the Indemnified Person for its reasonable legal and other expenses (including the cost of investigation and preparation) as they are incurred, provided that the Indemnified Person shall promptly repay to the Company the amount of any such expense paid if it is ultimately determined that the Indemnified Person was not entitled to indemnification hereunder. Any amounts payable in respect of indemnification hereunder shall be recoverable only from the assets of the Company.

         (b) Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action with respect to which indemnity may be available under this Section 6.03, the Indemnified Person shall, if a claim in respect thereof is to be made against the Company under this Section 6.03, notify the Company in writing of the claim or the commencement of the action; provided that the failure to notify the Company shall not relieve it from any liability which it may have to an Indemnified Person other than under this Section 6.03 except to the extent that the Company is prejudiced thereby. If any such claim or action shall be brought against an Indemnified Person, and it shall notify the Company thereof, the Company shall be entitled to participate therein, and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice from the Company to the Indemnified Person of its election to assume the defense of such claim or action, the Company shall not be liable to the Indemnified Person under this Section 6.03 for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof; provided that all of the Indemnified Persons shall have the right to employ one counsel to represent them if, in the opinion of counsel to the Indemnified Persons, there are available to them defenses not available to the Company and in that event the fees and expenses of such separate counsel shall be paid by the Company. In no event shall the Company be required to indemnify an Indemnified Person with respect to amounts paid in settlement of a claim unless such claim was settled with the consent of the Company.

                                ARTICLE 7: TAXES

         7.01 TAX RETURNS. The Common Members shall cause to be prepared and timely filed all necessary federal, state and local tax returns required to be filed by the Company. The Company shall bear the costs of the preparation and filing of its returns.

         7.02 TAX ELECTIONS. The Common Members shall make all elections for tax purposes including but not limited to the following:

         (a) to adopt the calendar year as the Company's taxable year;

         (b) to adopt the accrual method of accounting and to keep a set of the Company's books and records on such method for income tax purposes;

         (c) to make the election provided for in Section 754 of the Code, if requested by any Member; and

         (d) any other election the Common Members may deem appropriate.

         7.03 TAX MATTERS MEMBER. Mesquite shall be the "tax matters partner" of the Company pursuant to Code Section 6231(a)(7) (the "TAX MATTERS MEMBER"). Any cost or expense incurred by the Tax Matters Member in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company. The Tax Matters Member shall take all actions with respect to taxes (including, but not limited to, (a) making, changing or revoking a material tax election, (b) taking a significant position in any tax return, (c) settling or otherwise resolving any audit or other proceeding relating to taxes and (d) extending the statute of limitations with respect to taxes) in its sole discretion.

         7.04 FISCAL YEAR. The fiscal year of the Company for financial, accounting, federal, state and local income tax purposes shall initially be the fiscal year commencing on January 1 and ending on December 31 or such other fiscal year that is the same as the taxable year that is required law for federal income tax purposes (the "FISCAL YEAR").

              ARTICLE 8: BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

         8.01 MAINTENANCE OF BOOKS. The Managers shall keep or cause to be kept at the principal office of the Company or at such other location the Managers deem appropriate such books and records of the Company, and supporting documentation of the transactions with respect to the conduct of the Company's business required to be maintained by applicable Law.

         8.02 BANK ACCOUNTS. Funds of the Company shall be deposited in such banks or other depositories as shall be designated from time to time by the Managers.

         8.03 REPORTS AND INFORMATION. The Managers shall (a) notify the Preferred Member of any proposed Project Sale or Power Contract Restructuring and the anticipated date of the Financial Closing of any such transaction, (b) provide the Preferred Member a copy of any modification or amendment to the Power Purchase Agreement which affects PPA Benefits, (c) upon the execution of any Temporary Agreement, notify the Preferred Member of such Temporary Agreement and include in such notice (i) a copy of the Temporary Agreement, (ii) a summary of the economic effect of such Temporary Agreement upon the Company's budget, and (iii) any supporting documentation, and (d) provide any other information reasonable requested by the Preferred Member for the purpose of assessing its rights to the Sale Distribution or the

Restructuring Distributions. In addition, in the event of any merger, consolidation, dissolution or liquidation of the Company, or any sale or other transfer of the PPA Benefits, any Linden Subsidiary or all or any part of the Linden Plant, (X) the Managers shall notify the Preferred Member of such transaction, (Y) the Managers and Common Members shall ensure as a part of such transaction that the buyer or other successor owner of the Company, the PPA Benefits, any Linden Subsidiary or the Linden Plant in such transaction shall continue to provide to the Company such information as shall be necessary to permit the Managers to continue to provide to the Preferred Member all information provided for above with respect to any Power Contract Restructuring or any Temporary Agreement, and (Z) the Managers shall continue to provide such information to the Preferred Member in accordance with this Section 8.03.

         8.04 CONDUCT OF BUSINESS.

         (a) The Company shall conduct its business in accordance with all requisite limited liability company procedures and formalities, including without limitation, maintaining proper limited liability company records and books of account.

         (b) Notwithstanding any provision hereof, the following shall govern in order to preserve and ensure the Company's separate and distinct identity, and the Company shall conduct its affairs in accordance with the following provisions:

                  (i) The Company shall hold itself out to the public as a legal entity separate and distinct from any other Person, including any Member or any Affiliate of the Company or any Member, and shall conduct Company business solely in its name in order not
                  (A) to mislead others as to the identity with which such other party is transacting business, or (B) to suggest that the Company is responsible for the debts of any third party (including any Member or any Affiliate of the Company or any Member);

                  (ii) The Company shall maintain records, books of account and bank accounts separate from those of any Member, any Affiliate of the Company or any Member, or any other Person;

                  (iii) The Company shall allocate fairly and reasonably any overhead expenses that are shared with any Affiliate of the Company;

                  (iv) The Company shall not commingle assets with those of any Member, any Affiliate of the Company or any Member, or any other Person, and shall hold its assets in its own name;

                  (v) The Company shall conduct its own business in its own name;

                  (vi) The Company shall maintain financial statements showing its own assets as being separate from those of any Member, any Affiliate of the Company or any Member, or any other Person;

                  (vii) The Company shall pay its liabilities out of its own funds, including salaries of any employees of the Company (including, without limitation, holding its obligations or securities of such entities, unless permitted by the terms of the Indenture), and not out of the funds of any Member, or any Affiliate of the Company or any Member, or any other Person;

                  (viii) The Company shall not enter into any transaction with any Member or any Affiliate of the Company or any Member, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with third parties other than any Member or Affiliate of the Company or any Member;

                  (ix) The Company shall hold regular Management Committee and Member meetings, as appropriate;

                  (x) The Company shall preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, and qualification to do business in the states where its business is conducted;

                  (xi) The Company shall use separate stationery, invoices and checks bearing its own name;

                  (xii) The Company shall take commercially reasonable steps to correct any known misunderstandings regarding the separate identity of the Company;

                  (xiii) The Company shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; and

                  (xiv) The Company shall not share any common logo with or identify itself as a department or division of any Member, or Affiliate of the Company or any Member, or any other Person.

               ARTICLE 9: DISSOLUTION, WINDING-UP AND TERMINATION

         9.01 DISSOLUTION. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a "DISSOLUTION EVENT"):

         (a) the unanimous consent of the Common Members to dissolve the Company; or

         (b) entry of a decree of judicial dissolution of the Company under
         Section 18-802 of the Act. In this regard, the Preferred Member agrees that it will not take any action to effect a judicial dissolution of the Company under Section 18-802 of the Act or under any other applicable laws.

         9.02 WINDING-UP AND TERMINATION.

         (a) On the occurrence of a Dissolution Event, the Common Members shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense. Until final distribution, the Common Members shall continue to operate the Company's assets with the same power and authority they had prior to the Dissolution Event. The steps to be accomplished by the Common Members are as follows:

                  (i) as promptly as possible after dissolution and again after final winding up, the Common Members shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities, and operations through the last calendar day of the month in which the dissolution occurs or the final winding up is completed, as applicable;

                  (ii) the Common Members shall discharge from the Company's funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in winding up and any loans described in Section 4.03) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the Common Members may reasonably determine);

                  (iii) the Common Members may sell any or all the Company's assets, including to any one or more of the Members; and

                  (iv) the Company's assets (including cash) shall be distributed in accordance with Section 5.03, above.

         (b) The distribution of cash or other assets to a Member in accordance with the provisions of this Section 9.02 constitutes a complete distribution to the Member of its Membership Interest and all the Company's assets and constitutes a compromise to which all Members have consented pursuant to Section 18-502(b) of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

         9.03 CERTIFICATE OF CANCELLATION. On completion of the distribution of Company assets as provided herein, the upon request of the Common Members (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to Section 2.05, and take such other actions as may be necessary to terminate the existence of the Company. Upon the filing of such certificate of cancellation, the existence of the Company shall terminate (and the Term shall end), except as may be otherwise provided by the Act or other applicable Law.


                         ARTICLE 10: GENERAL PROVISIONS

         10.01 NOTICES. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile or other electronic transmission. A notice, request or consent given under this Agreement is effective on receipt by the Member to receive it; provided, however, that a facsimile or other electronic transmission that is transmitted after the normal business hours of the recipient shall be deemed effective on the next Business Day. All notices, requests and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Exhibit A or such other address as that Member may specify by notice to the Common Member. Any notice, request or consent to the Company must be given to the Common Member. Whenever any notice is required to be given by Law, the Delaware Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         10.02 ENTIRE AGREEMENT; SUPERSEDING EFFECT. This Agreement constitutes the entire agreement of the Members relating to the operations of the Company and the transactions contemplated hereby and supersedes all provisions and concepts contained in all prior contracts or agreements (including the Original Agreement, the First Restated Agreement, and the Second Restated Agreement) between the Members with respect to the Company and the transactions contemplated hereby, whether oral or written.

         10.03 EFFECT OF WAIVER OR CONSENT. Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Member in the performance by that Member of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Member of the same or any other obligations of that Member with respect to the Company. Except as otherwise provided in this Agreement, failure on the part of a Member to complain of any act of any Member or to declare any Member in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Member of its rights with respect to that default until the applicable statute-of-limitations period has run.

         10.04 AMENDMENT OR RESTATEMENT. This Agreement, or the Delaware Certificate, may be amended or restated by a written instrument approved by the Common Members, provided, however, that this Agreement may not be amended or restated without the prior written consent of the Preferred Member if such amendment or restatement (a) imposes upon the Preferred Member any financial obligations greater than the obligations imposed upon the Preferred Member, respectively, under this Agreement, (b) imposes upon the Preferred Member any administrative or other non financial obligations of a material nature which are greater than the obligations imposed upon the Preferred Member under this Agreement, or (c) adversely affects the rights of the Preferred Member to receive the Sale Distribution, Restructuring Distribution or information relating thereto. Subject to the above, the Common Members shall expressly have the right to amend or restate this Agreement to establish new Membership Interests in accordance with Section 3.04, including an amendment or restatement that provides voting rights or distribution rights with respect to such Membership Interests, provided that the Common Members obtain the prior written consent of the Preferred Member if any such amendment or restatement adversely affects or is inconsistent with the Preferred Member's rights under Sections 3.05, 5.01, 5.02, 5.03, 6.02, 8.03, or this 10.04 (including any definitions related thereto). The Common Members shall notify the Preferred Member of any amendment or restatement of this Agreement and shall promptly provide the Preferred Member a copy of such amendment or restatement.

         10.05 BINDING EFFECT. Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members and their respective successors and permitted assigns.

         10.06 GOVERNING LAW; SEVERABILITY. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Act, such provision of the Act shall control. If any provision of the Act provides that it may be varied or superseded in a limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter. If any provision of this Agreement or the application thereof to any Member or circumstance is held invalid or unenforceable to any extent, (a) the remainder of this Agreement and the application of that provision to other Members or circumstances is not affected thereby, and (b) the Members shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the Members in substantially the same economic, business and legal position as they would have been in if the original provision had been valid and enforceable.

         10.07 FURTHER ASSURANCES.

         (a) In connection with this Agreement, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that the Common Members determine may be necessary or appropriate to effectuate and perform the provisions of this Agreement, including executing (i) all certificates and other instruments the Common Members deem necessary or useful to qualify, or continue the qualification of, the Company as a limited liability company in all jurisdictions in which the Company may, or may intend to, conduct business or own property, (ii) any financing statements, continuation statements, or other documents necessary to grant to or perfect for secured creditors of the Company, a security interest, mortgage, pledge or lien on all or any of the Company's assets, and (iii) any and all documents the Common Members may request from time to time in connection with the operations of the Company, including documentation in the form of consents which may be required of them under the terms of the Act for any actions that the Common Members desire to take in connection with the management, or operations of the Company (including the merger or consolidation of the Company) provided that, any such action does not (A) impose upon the Preferred Member any financial obligations greater than the obligations imposed upon the Preferred Member under this Agreement, (B) impose upon the Preferred Member any administrative obligations or other non financial obligations of a material nature which are greater than the obligations imposed upon the Preferred Member under this Agreement, (C) cause the Preferred Member to carry out an unlawful act, or (D) adversely affects the rights of the Preferred Member to receive the Restructuring Distribution or Sale

Distribution or otherwise adversely affects the Preferred Member's rights as stated under Sections 3.05, 5.01, 5.02, 5.03, 6.02, 8.03, or 10.04 (including any definitions related thereto). Any document which the Common Members request to be executed or actions the Common Members request be taken under the terms of this Section shall be carried out or executed and returned to the Company, as the case may be, no later than ten (10) days following the request made therefore. The above notwithstanding, the Preferred Member shall not have the obligation to take any such act or execute and deliver any such documentation to the extent it may reasonably object to do so as set out under the terms of this Agreement, provided however, at such time as any such objection has been cured the Preferred Member shall the obligation shall take any such act or execute and deliver any such documentation within ten (10) days thereafter.

         (b) In the event a request is made of a Preferred Member to execute such documents or take such actions and (subject to the right to object as set out above) the documents are not executed by the Member or the action is not taken within ten (10) days of the request Preferred Member hereby irrevocably constitutes, appoints and empowers the Company and each of the Common Members, (and any of their successor) with full power of substitution, as the true and lawful agent and attorney-In-fact of such Preferred Member, as the case may be, with full power and authority in such Member's name, place and stead and for such Member's use or benefit to take such actions or make, execute, consent to, swear to, acknowledge, make oath as to, deliver, record in the appropriate public offices or otherwise deal with such documents as it may deem appropriate to meet the obligations of the Preferred Member, as set out in subparagraph (a) above.

         (c) The execution and delivery by any of said attorneys-in-fact of any such agreements, amendments, consents, certificates or other Instruments shall be conclusive evidence that such execution and delivery was authorized hereby. The appointment by each Common Member and the Company as attorneys-in-fact shall be deemed to be a power of attorney coupled with an interest in recognition of the fact that the Company and each of the Members under this Agreement will be relying upon the power of such Persons to act pursuant to this power of attorney for the orderly administration of the affairs of the Company. The foregoing power of attorney is hereby declared to be irrevocable, and it shall survive, and shall not be affected by, the subsequent death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of any Member and it shall extend to the Preferred Member's heirs, successors and assigns; provided, however, that such power of attorney shall terminate effective upon the substitution of record of another Member for all of such Member's Membership Interests. Each Member hereby agrees to be bound by the acts of any Person who rightfully acts as attorney-in-fact pursuant to this power of attorney. In accordance with this Agreement. Each Member hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of any Person taken as attorney-in-fact under this power of attorney in accordance with this Agreement. Each Member shall execute and deliver to the Common Members, within ten (10) days after receipt of the Common Member's or Company's request therefor, all such further designations, powers of attorney and other instruments as they deem necessary to effectuate this Agreement.

         10.08 WAIVER OF CERTAIN RIGHTS. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the assets of the Company.

         10.09 CHARACTERIZATION OF INTERESTS. Interests in the Company are "securities" governed by Article 8 of the Uniform Commercial Code in effect from time to time in all jurisdictions where such Article 8 or equivalent provision is adopted.

         10.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

                         [SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

COMMON MEMBER:                MESQUITE INVESTORS, L.L.C.

                              By: El Paso Chaparral Management, L.P.
                                  Its Manager


                              By:     /s/ John L. Harrison
                                      ------------------------------------------
                              Name:   John L. Harrison
                              Title:  Senior Vice President
                                      and Chief Financial Officer


COMMON MEMBER:                BONNEVILLE PACIFIC CORPORATION


                              By:     /s/ John L. Harrison
                                      ------------------------------------------
                              Name:   John L. Harrison
                              Title:  Senior Vice President
                                      and Chief Financial Officer

                                    EXHIBIT A

                                 MEMBERS/NOTICES


                                NAME AND ADDRESS

COMMON MEMBERS:

MESQUITE INVESTORS, L.L.C.
c/o El Paso Merchant Energy Holding Company
1001 Louisiana Street
Houston, Texas 77002
Attention: John Harrison
           Fax No.:  (713) 420-3220

With copies to:

           El Paso Corporation
           1001 Louisiana Street
           Houston, Texas 77002
           Attention: Andrew C. Kidd
                      Fax No. (713) 420-2813

BONNEVILLE PACIFIC CORPORATION
c/o El Paso Merchant Energy Holding Company
1001 Louisiana Street
Houston, Texas 77002
Attention: John Harrison
           Fax No.: (713) 420-3220

With copies to:

           El Paso Corporation
           1001 Louisiana Street
           Houston, Texas 77002
           Attention: Andrew C. Kidd
                      Fax No. (713) 420-2813






PREFERRED MEMBER:

EAST COAST POWER HOLDING COMPANY, L.L.C.
1400 Smith Street
Houston, Texas 77002
Attention: Shirley A. Hudler
           Fax No. (713) 345-7744

With copies to:

           Enron North America Corp.
           Legal Department
           1400 Smith Street
           Houston, Texas 77002
           Attention: Lisa J. Mellencamp
                      Fax No. (713) 646-3393

           Enron North America Corp.
           Compliance Department
           1400 Smith Street
           Houston, Texas 77002
           Attention: Donna W. Lowry
                      Fax No. (713) 646-4039 or (713) 646-4996




                                   Exhibit A

                                    EXHIBIT B

    CERTIFICATE EVIDENCING MEMBERSHIP INTEREST IN A LIMITED LIABILITY COMPANY

--------------------------                             -------------------------
         NUMBER                                           MEMBERSHIP INTEREST
--------------------------                             -------------------------
                                                           [COMMON INTEREST]
          ___                  EAST COAST POWER L.L.C.    [PREFERRED INTEREST]

--------------------------                             -------------------------


 THIS CERTIFICATE IS     A LIMITED LIABILITY COMPANY UNDER THE
   TRANSFERABLE             LAWS OF THE STATE OF DELAWARE
IN NEW YORK, NEW YORK



THIS CERTIFIES THAT _____________________________ is the owner of a [Common Interest] [Preferred Interest] (the "MEMBERSHIP INTEREST") in East Coast Power L.L.C. (hereinafter referred to as the "COMPANY") transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. The designations, preferences and relative participating, optional or other special rights, powers and duties of the Membership Interest are set forth in, and this Certificate, and the Membership Interest represented hereby, is issued and shall in all respects be subject to all of the provisions of, the Fourth Amended and Restated Limited Liability Company Agreement of the Company, as amended, supplemented or restated from time to time (the "COMPANY AGREEMENT"). Copies of the Company Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at ___________________________________. Capitalized terms used but not defined herein shall have the meaning given them in the Company Agreement.

The holder hereof, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Member and to have agreed to comply with and be bound by and to have executed the Company Agreement, (ii) represented and warranted that the holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Company Agreement, (iii) given the powers of attorney provided for in the Company Agreement and (iv) made the waivers and given the consents and approvals contained in the Company Agreement.

THE OFFERING, SALE AND DELIVERY OF THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE WERE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND THUS NEITHER SUCH MEMBERSHIP INTEREST NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSACTION IS REGISTERED UNDER SUCH LAWS OR IN THE OPINION OF COUNSEL TO THE COMPANY THE DISPOSITION IS BEING MADE PURSUANT TO A VALID EXEMPTION FROM REGISTRATION UNDER SUCH LAWS. THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH IN SECTION 3.03 OF THE COMPANY AGREEMENT AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS SUCH TRANSFER, SALE OR HYPOTHECATION COMPLIES WITH THE TERMS OF SUCH AGREEMENT.



                                Exhibit B, Page 1

Witness the signature of the duly authorized representative of the Company.

                                                 EAST COAST POWER L.L.C.

                                                 By:
                                                        ------------------------
                                                 Name:
                                                        ------------------------
                                                 Title:
                                                        ------------------------

Dated:                , 2000
       ---------------

                                Exhibit B, Page 2

                             EAST COAST POWER L.L.C.

The Company will furnish without charge to each Member who so requests a statement of the designations, preferences and relative participating, optional or other special rights, powers and duties relating to the Membership Interest. Any such request should be made to the Secretary of the Company at its principal place of business.

For Value Received, ______________________ hereby sell, assign and transfer unto


 PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE
-----------------------------------------


-----------------------------------------



--------------------------------------------------------------------------------
                  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
                    INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
of the Membership Interest represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________________ Attorney to transfer said Membership Interest on the books of the within-named Company with full power of substitution in the premises.


Dated
      ---------------------
                                 ----------------------------------------------
                                 NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT
                                         MUST CORRESPOND WITH THE NAME(S) AS
                                         WRITTEN UPON THE FACE OF THE
                                         CERTIFICATE IN EVERY PARTICULAR,
                                         WITHOUT ALTERATION OR ENLARGEMENT OR
                                         ANY CHANGE WHATSOEVER.


                                 SIGNATURE(S) GUARANTEED:


                                 ----------------------------------------------
                                 THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                                 ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                                 STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.


                                Exhibit B, Page 3

                                    EXHIBIT C

                           RESTRUCTURING DISTRIBUTION



         YEAR OF RESTRUCTURING
         DISTRIBUTION PAYMENT                  RESTRUCTURING DISTRIBUTION AMOUNT


             During 2001                                 $ 26,103,000
                2002                                     $ 29,235,360
                2003                                     $ 32,743,603
          Any year after 2003                            $ 36,672,836


                                    Exhibit C

                                    EXHIBIT D

         CAPITAL ACCOUNTS OF MEMBERS AS OF THE END OF THE EFFECTIVE DATE



MEMBERS                            INTEREST                   CAPITAL ACCOUNT
-------                            --------                   ---------------
ECP Holding                        Preferred Interest         $             0

Mesquite                           Common Interest            $440,962,851.35

Mesquite Affiliate                 Common Interest            $  4,454,170.22